                                                                     Exhibit 2.1

                            STOCK PURCHASE AGREEMENT

                                     BETWEEN

                                NMT MEDICAL, INC.

                                 (the "Seller")

                                       and

                        INTEGRA LIFESCIENCES CORPORATION

                                  (the "Buyer")

                                  July 31, 2002

ARTICLE I STOCK PURCHASE.................................................................................1

   1.1      Sale and Transfer of Shares..................................................................1
   1.2      Purchase Price...............................................................................2
   1.3      The Closing..................................................................................2

ARTICLE II REPRESENTATIONS AND WARRANTIES OF THE SELLER..................................................2

   2.1      Organization, Qualification and Corporate Power..............................................3
   2.2      Capitalization...............................................................................4
   2.3      Authority....................................................................................5
   2.4      Noncontravention; Required Consents..........................................................5
   2.5      No Subsidiaries other than Acquired Companies................................................6
   2.6      Financial Statements.........................................................................6
   2.7      Absence of Certain Changes...................................................................7
   2.8      Undisclosed Liabilities......................................................................8
   2.9      Tax Matters..................................................................................8
   2.10     Tangible Personal Property..................................................................12
   2.11     Real Property...............................................................................12
   2.12     Intellectual Property.......................................................................13
   2.13     Contracts...................................................................................15
   2.14     Litigation..................................................................................16
   2.15     Employee Matters............................................................................16
   2.16     Environmental Matters.......................................................................18
   2.17     Product Warranty And Product Liability Claims...............................................19
   2.18     Insurance...................................................................................19
   2.19     Brokers-Sellers.............................................................................19
   2.20     Certifications and Compliance...............................................................19
   2.21     Certain Financial Information...............................................................20

ARTICLE III REPRESENTATIONS AND WARRANTIES OF THE BUYER.................................................20

   3.1      Organization................................................................................20
   3.2      Authorization of Transaction................................................................20
   3.3      Noncontravention............................................................................20
   3.4      Litigation..................................................................................21
   3.5      Investment Intent...........................................................................21
   3.6      Solvency....................................................................................21
   3.7      Brokers-Sellers.............................................................................22

ARTICLE IV CERTAIN ADDITIONAL AGREEMENTS................................................................22

   4.1      Settlement of Intercompany Items; Remaining Cash of Business................................22
   4.2      Fees and Expenses...........................................................................22
   4.3      Former Employee Claim.......................................................................22

ARTICLE V CLOSING DELIVERIES............................................................................22

   5.1      Closing Deliveries of the Seller............................................................22
   5.2      Closing Deliveries of the Buyer.............................................................25

ARTICLE VI INDEMNIFICATION..............................................................................26

   6.1      Indemnification by the Seller...............................................................26
   6.2      Indemnification by the Buyer................................................................27
   6.3      Tax Indemnification.........................................................................27
   6.4      Claims for Indemnification..................................................................29
   6.5      Survival....................................................................................31
   6.6      Limitations.................................................................................31
   6.7      Treatment of Indemnification Payments.......................................................33

ARTICLE VII TAX MATTERS.................................................................................33

   7.1      Preparation and Filing of Tax Returns; Payment of Taxes.....................................33
   7.2      Allocation of Certain Taxes.................................................................34
   7.3      Refunds and Carrybacks......................................................................34
   7.4      Cooperation on Tax Matters..................................................................35
   7.5      Termination of Tax Sharing Agreements.......................................................36

ARTICLE VIII POST-CLOSING COVENANTS.....................................................................36

   8.1      Access to Information; Record Retention; Cooperation........................................36
   8.2      Director and Officer Indemnification........................................................37
   8.3      Use of Name for Transition Period...........................................................37
   8.4      Use of Retained Marks in Transferred Technology; Intellectual Property Transfer.............38
   8.5      Non-Competition; Non-Solicitation...........................................................39
   8.6      Replacement of Lease Guarantees.............................................................40
   8.7      Further Assurances..........................................................................40
   8.8      Rights Against Third Parties................................................................40

ARTICLE IX MISCELLANEOUS................................................................................41

   9.1      Press Releases and Announcements............................................................41

   9.2      No Third Party Beneficiaries................................................................41
   9.3      Action to be Taken by Affiliates............................................................41
   9.4      Entire Agreement............................................................................41
   9.5      Succession and Assignment...................................................................41
   9.6      Notices.....................................................................................41
   9.7      Amendments and Waivers......................................................................42
   9.8      Severability................................................................................42
   9.9      Expenses....................................................................................43
   9.10     Specific Performance........................................................................43
   9.11     Governing Law...............................................................................43
   9.12     Submission to Jurisdiction..................................................................43
   9.13     Construction................................................................................43
   9.14     Foreign Exchange Conversions................................................................44
   9.15     Waiver of Jury Trial........................................................................44
   9.16     Incorporation of Exhibits and Schedules.....................................................44
   9.17     Counterparts and Facsimile Signature........................................................44

Schedules

     Schedule I - List of Subsidiaries
     Seller Disclosure Schedule

                             TABLE OF DEFINED TERMS

Defined Term                              Section
---------------------------------         ------------

Acquired Companies                        Introduction
Action                                    2.14
Affiliate                                 2.12(f)
Agreed Amount                             6.4(b)
Agreement                                 Preamble
Annual Financial Statements               2.6(a)(i)
Business                                  Introduction
Business Day                              9.6
Business Material Adverse Effect          2.1(a)
Buyer Material Adverse Effect             3.3(b)
Buyer                                     Preamble
Charter Documents                         2.1(c)
Claimed Amount                            6.4(b)
Claim Notice                              6.4(b)
Closing                                   1.3(a)
Closing Date                              1.3(a)
Code                                      2.9(a)
Code de l'Environnement                   2.16(a)
Competing Business                        8.5(a)
Confidentiality Agreement                 9.4
Contracts                                 2.13
Current French Tax Audit                  6.3(f)
Damages                                   6.1
Designated Intellectual Property          2.12(a)
Employee Benefit Plan                     2.15(f)
Environmental Regulations                 2.16(a)
Equity Interests                          2.2(a)
ERISA                                     2.15(f)
Financial Statements                      2.6(a)
Foreign Plans                             2.15(g)
Former Employee Claim                     4.3
French Tax Audit                          6.3(f)
Full Indemnification Claims               6.6(a)(ii)
GAAP                                      2.6(b)
Governmental Entity                       2.4(b)
Holdings BV                               Introduction
Holdings SA                               Introduction

Defined Term                              Section
---------------------------------         ------------

Indemnified Party                         6.4(a)
Indemnifying Party                        6.4(a)
Information                               8.1(a)
Insurance Policies                        2.18
Intellectual Property                     2.12(g)
Interim Financial Statements              2.6(a)(ii)
International                             Introduction
International Shares                      Introduction
IP                                        Introduction
IP Shares                                 Introduction
Leased Real Property                      2.11(b)
Leases                                    2.11(b)
Licensed Intellectual Property            2.12(b)
Most Recent Balance Sheet                 2.6(a)(ii)
Non-Compete Party                         8.5
Non-US Subsidiary or Subsidiaries         Introduction
Owned Real Property                       2.11(a)
Party(ies)                                Preamble
Per Diem Taxes                            6.3(c)(i)
Person                                    2.5(a)
Post-Closing Tax Period                   2.9(h)
Pre-Closing Tax Period                    2.9(e)
Purchase Price                            1.2
Required Consents                         5.1(b)
Retained Marks                            8.3(a)
RLF Opinion                               2.21
Securities Act                            2.2(a)
Security Interest                         2.2(c)
Seller                                    Preamble
Seller Disclosure Schedule                Article II
Shares                                    Introduction
Specific Indemnity Matters                6.4(a)
Statutory Financial Statements            2.6(c)
Straddle Period                           2.9(e)
Subsidiary(ies)                           Introduction
Tax Benefit                               6.6(c)
Tax Claim                                 6.3(e)(i)
Tax Period                                2.9(a)
Tax Returns                               2.9(a)

Defined Term                              Section
---------------------------------         ------------
Taxes                                     2.9(a)
Taxing Authority                          7.4
US                                        Introduction
US Shares                                 Introduction
US Subsidiary or Subsidiaries             Introduction

                            STOCK PURCHASE AGREEMENT

     This STOCK PURCHASE AGREEMENT (the "Agreement") is entered into as of July 31, 2002 between NMT MEDICAL, INC. a Delaware corporation (the "Seller"), and INTEGRA LIFESCIENCES CORPORATION, a Delaware corporation (the "Buyer"). The Seller and the Buyer are each sometimes referred to herein, individually, as a "Party" and, collectively, as the "Parties."

                                  INTRODUCTION

     1. The Seller is the sole stockholder of NMT NeuroSciences (IP), Inc., a Delaware corporation ("IP"), NMT NeuroSciences (US), Inc., a Delaware corporation ("US"), and NMT NeuroSciences (International), Inc., a Delaware corporation ("International") (each of IP, US and International sometimes referred to herein, individually, as a "US Subsidiary" and, collectively, as the "US Subsidiaries").

     2. International is the sole stockholder of NMT NeuroSciences Holdings (France) SA, a French corporation ("Holdings SA"), and NMT Neurosciences Holdings B.V., a Netherlands corporation ("Holdings BV"). Each of Holdings SA and Holdings BV is the sole stockholder of the entities listed opposite its name on Schedule I attached hereto (such entities, together with Holdings SA and Holdings BV, sometimes referred to herein, individually, as a "Non-US Subsidiary" and, collectively, as the "Non-US Subsidiaries"). Each of IP, US, International, Holdings BV and Holdings SA are sometimes referred to herein, individually, as a "Subsidiary" and, collectively, as the "Subsidiaries".

     3. The US Subsidiaries and the Non-US Subsidiaries (collectively, the "Acquired Companies") are engaged in, among other matters, the business of developing, manufacturing and marketing specialty implants, instruments and products for use in neurosurgery and cerebrospinal fluid (CSF) drainage and management (the "Business").

     4. The Buyer desires to purchase from the Seller, and the Seller desires to sell to the Buyer, all of the outstanding capital stock of IP (the "IP Shares"), US (the "US Shares"), and International (the "International Shares" and, together with the IP Shares and the US Shares, the "Shares"), in each case upon the terms and subject to the conditions set forth herein.

     NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements contained in this Agreement and other good and valuable consideration, the receipt of which is hereby acknowledged, the Parties agree as follows:

                                   ARTICLE I
                                 STOCK PURCHASE

     1.1 Sale and Transfer of Shares. On the basis of the representations, warranties, covenants and agreements, and subject to the satisfaction or waiver of the conditions, set forth in this Agreement, at the Closing (as defined in Section 1.3(a)), the Seller shall sell, convey, assign, transfer and deliver to the Buyer, and the Buyer shall purchase and acquire from the Seller, the Shares, in each case upon the terms and subject to the conditions set forth herein.

     1.2 Purchase Price. The aggregate purchase price in consideration for the sale and transfer of the Shares shall be US $5,400,000 (the "Purchase Price"). The Purchase Price shall be payable by the Buyer at the Closing in cash in immediately available funds as provided in the preceding sentence.

     1.3 The Closing.

          (a) Time and Location. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Hale and Dorr LLP in Boston, Massachusetts, commencing at 10:00 a.m., local time, on July 31, 2002 (the "Closing Date"). The Closing shall be deemed effective as of the close of business on July 31, 2002.

          (b) Actions at the Closing. At the Closing:

               (i) the Buyer shall deliver (or cause to be delivered) to the Seller the various certificates, instruments and documents required to be delivered under Section 5.2;

               (ii) the Seller shall deliver (or cause to be delivered) to the Buyer the various certificates, instruments and documents required to be delivered under Section 5.1;

               (iii) the Buyer shall pay to the Seller the Purchase Price as provided in Section 1.2 by wire transfer of immediately available funds into an account designated in writing by the Seller; and

               (iv) the Parties shall execute and deliver to each other a cross-receipt evidencing the transactions referred to above.

                                   ARTICLE II
                  REPRESENTATIONS AND WARRANTIES OF THE SELLER

     The Seller represents and warrants to the Buyer that the statements contained in this Article II are true, correct and complete as of the date hereof except as set forth in the disclosure schedule provided by the Seller to the Buyer on the date hereof (the "Seller Disclosure Schedule"). The Seller Disclosure Schedule is arranged in sections and subsections corresponding to the numbered and lettered sections and subsections contained in this Article II. The disclosures in any section or subsection of the Seller Disclosure Schedule shall qualify other sections and subsections in this Article II to the extent it is reasonably clear from a reading of the disclosure that such disclosure is applicable to such other sections and subsections. The inclusion of any information in the Seller Disclosure Schedule shall not be deemed to be an admission or acknowledgment, in and of itself, that such information is required by the terms hereof to be disclosed, is material to the Business, has resulted in or would result in a Business Material Adverse Effect (as defined in Section 2.1(a)), or is outside the ordinary course of business. For purposes of this Agreement, the phrase "to the knowledge of the Seller" or any phrase of similar import shall mean and be limited to the collective actual knowledge of the following individuals: John E. Ahern, Richard E. Davis, Brad Ryno and Florence Trivi.

     2.1 Organization, Qualification and Corporate Power.

          (a) The Seller. The Seller is a corporation duly organized, validly existing and in good standing under the laws of the state of Delaware and is duly qualified to conduct business under the laws of each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its activities, in each case as they relate exclusively to the Business, makes such qualification necessary, except for any such failure to be qualified that would not reasonably be expected to result in a Business Material Adverse Effect (as defined below). The Seller has all requisite corporate power and authority to carry on the business in which it is now engaged and to own and use the properties now owned and used by it. For purposes of this Agreement, "Business Material Adverse Effect" means an actual or prospective event, occurrence, change, effect or circumstance that, together with any other event, occurrence, change or effect or circumstance, individually or in the aggregate, (i) is materially adverse to the business, financial condition or results of operations of the Acquired Companies or the Business as a whole (other than changes that are the result of economic factors affecting the economy as a whole or changes that are the result of factors generally affecting the industry or specific markets in which the Business competes), or (ii) materially impairs the ability of the Seller to consummate the transactions contemplated by this Agreement; provided, however, that a "Business Material Adverse Effect" shall not include any adverse change, effect or circumstance (I) arising out of or resulting primarily from actions of the Parties as provided in this Agreement, or (II) that is caused by the announcement or performance of this Agreement or the transactions contemplated by this Agreement.

          (b) The Acquired Companies. Each of the Acquired Companies is duly organized, validly existing and in good standing (to the extent such concept exists in the relevant jurisdiction) under the laws of the jurisdiction of its organization and is duly qualified to conduct business under the laws of each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its activities makes such qualification necessary, except for any such failure to be qualified that would not reasonably be expected to result in a Business Material Adverse Effect with respect to such Acquired Company. Each of the Acquired Companies has all requisite corporate power and authority to carry on the business in which it is now engaged and to own and use the properties now owned and used by it. Section 2.1(b) of the Disclosure Schedule sets forth, with respect to each Acquired Company: (i) the name and principal place of business of such Acquired Company; (ii) the jurisdiction of organization of such Acquired Company; (iii) each jurisdiction in which such Acquired Company is qualified or licensed to do business; and (iv) the names of the officers and directors (or Persons performing similar functions) of such Acquired Company.

          (c) Charter Documents; Corporate Records. The Seller has made available and are delivering to the Buyer at Closing, true, complete and correct copies of: (i) the charter and by-laws or comparable governing documents, as amended, of each of the Acquired Companies (collectively, the "Charter Documents"), (ii) the stock records and ledgers (or similar records of equity ownership) of each of the Acquired Companies; and (iii) all minute books and company records of each of the Acquired Companies in the Seller's possession. No Acquired Company is in default under or in violation of any provision of its Charter Documents. Each of the Acquired Companies has all authorizations necessary to allow the continuous operation of the Acquired Companies in accordance with business rules and practice in effect in the respective jurisdictions where each of the Acquired Companies is incorporated, organized or otherwise doing business, except where failure to have such authorization would not have or be reasonably expected to have a Business Material Adverse Effect.

     2.2 Capitalization.

          (a) The authorized capital stock of each of the Subsidiaries is set forth in Section 2.2(a) of the Seller Disclosure Schedule, which section sets forth the number and type of authorized capital shares (or other equity interests) of each of the Acquired Companies (the "Equity Interests"), and the legal, record, and beneficial owners (including statutory and nominal owners) of each Equity Interest that is issued and outstanding. All of the Equity Interests, including, without limitation, the Shares, are duly authorized, validly issued, fully paid and nonassessable. There are no outstanding or authorized options, warrants, preemptive, conversion or other rights, agreements or commitments to which the Seller or any Acquired Company is a party or which are binding upon the Seller or any Acquired Company providing for the issuance, redemption, disposition or acquisition of any Equity Interests of any Acquired Company. There are no outstanding or authorized stock appreciation, phantom stock or similar rights with respect to any Acquired Company. There are no agreements, voting trusts or proxies with respect to the voting, or registration under the Securities Act of 1933, as amended (the "Securities Act"), or other similar legislation in other jurisdictions where the Acquired Companies operate, of the Equity Interests of any Acquired Company. All Equity Interests of the Acquired Companies were offered, issued or sold by the applicable Acquired Company in compliance with all applicable laws concerning the issuance or sale of such securities and the provisions of such Acquired Company's Charter Documents.

          (b) All of the Shares are owned of record and beneficially by the Seller. The Seller has good title to the Shares free and clear of any Security Interests (as defined in Section 2.2(c)), contractual restriction or covenant, option or other adverse claim (whether arising by contract or by operation of law), other than applicable securities law restrictions.

          (c) Immediately following the Closing, the Shares will be duly and validly issued, fully paid, non-assessable, and the Buyer will be the legal, record, and beneficial owner of the Shares free and clear of all Security Interests and preemptive rights. For purposes of this Agreement, "Security Interests" means any mortgage, pledge, security interest, encumbrance, charge or other lien (whether arising by contract or by operation of law), other than liens arising solely by action of the Buyer, or, except with respect to the Shares, (i) mechanic's, materialmen's, landlord's and similar liens, (ii) liens arising under worker's compensation, unemployment insurance, social security, retirement and similar legislation, (iii) liens on goods in transit incurred pursuant to documentary letters of credit, in each case arising in the ordinary course of business, (iv) liens for Taxes not yet due and payable, (v) liens for Taxes which are being contested in good faith and by appropriate authorities and in accordance with lawful proceedings, and (vi) liens relating to capitalized lease financings or purchase money financings that have been entered into in the ordinary course of business.

     2.3 Authority. The Seller has all requisite corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution and delivery by the Seller of this Agreement and the consummation by the Seller of the transactions contemplated hereby have been validly authorized by all necessary corporate action on the part of the Seller. This Agreement has been validly executed and delivered by the Seller and, assuming this Agreement constitutes the valid and binding agreement of the Buyer, constitutes a valid and binding obligation of the Seller, enforceable against the Seller in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws relating to or affecting the rights of creditors generally and by equitable principles, including those limiting the availability of specific performance, injunctive relief and other equitable remedies and those providing for equitable defenses.

     2.4 Noncontravention; Required Consents. Neither the execution and delivery by the Seller of this Agreement, nor the consummation by the Seller of the transactions contemplated hereby (including, without limitation, the assignment by the Seller of various assets related to the Business to one or more of the Acquired Companies prior to the Closing), will, with or without notice or passage of time or both:

          (a) conflict with or violate any provision of the organizational documents of any Acquired Company or the Seller;

          (b) require on the part of any Acquired Company or the Seller any filing with, notice to or any permit, authorization, consent or approval of, any national, state, county, municipal or other government, domestic or foreign, or any agency, board, body, bureau, commission, court, arbitrational tribunal, department, commission or other instrumentality of any such government or empowered by any such government or duly authorized to act in accordance with the laws of the relevant jurisdiction (each, a "Governmental Entity"), except for any filing, notice, permit, authorization, consent or approval which if not obtained or made would not reasonably be expected to result in a Business Material Adverse Effect;

          (c) conflict with, result in a breach of, constitute a default under, result in the acceleration of obligations under, create in any party the right to terminate or modify, or require any notice, consent or waiver under, any contract, lease, sublease, license, sublicense, franchise, permit, indenture, agreement or mortgage, instrument of indebtedness or Security Interest to which the Seller or any Acquired Company is a party or by which the Seller or any Acquired Company is bound or to which any of its assets is subject, except for
(i) any conflict, breach, default, acceleration or right to terminate or modify that would not reasonably be expected to result in a Business Material Adverse Effect or (ii) any notice, consent or waiver the absence of which would not reasonably be expected to result in a Business Material Adverse Effect; or

          (d) violate any order, writ, injunction or decree specifically naming, or statute, rule or regulation applicable to, any Acquired Company or the Seller or any of their respective properties or assets, except for any violation that would not reasonably be expected to result in a Business Material Adverse Effect.

     2.5 No Subsidiaries other than Acquired Companies.

          (a) None of IP, US or International, directly or indirectly, owns or has any equity participation in, or otherwise has the right to acquire any equity interests of, any other Person. The Acquired Companies are the only Persons (as defined below) in which the Seller has any direct or indirect interest that are engaged in or own any assets used in the Business. For the purposes of this Agreement, "Person" shall mean any individual, partnership, corporation, association, limited liability company, joint stock company, trust, joint venture, unincorporated organization or Governmental Entity.

          (b) The Seller has taken (and/or caused to be taken by the appropriate Subsidiary) all actions necessary to transfer to the Seller all of the issued and outstanding shares of NMT NeuroSciences Innovasive Systems, Inc., a Florida corporation heretofore owned by US, and NMT NeuroSciences Holdings (UK) Limited, an English corporation heretofore owned by International, which shares are now owned solely by Seller. From and after the Closing, neither the Buyer nor any of the Acquired Companies shall have any liability in respect of such corporations transferred to the Seller as contemplated by the preceding sentence.

     2.6 Financial Statements.

          (a) Section 2.6(a) of the Seller Disclosure Schedule includes true, correct and complete copies of the following financial statements (collectively, the "Financial Statements"):

               (i) the unaudited balance sheets of the Business as of December 31, 2001 and 2000, and the unaudited statements of income of the Business for each of the two fiscal years ended December 31, 2001 and 2000 (collectively, the "Annual Financial Statements"); and

               (ii) the unaudited balance sheets of the Business as of May 31, 2002 and 2001, and the unaudited statements of income of the Business for the five (5) month periods ended May 31, 2002 and 2001 (the "Interim Financial Statements"). The unaudited balance sheet of the Business as of May 31, 2002 is referred to as the "Most Recent Balance Sheet."

          (b) The Financial Statements (i) have been prepared in accordance with United States generally accepted accounting principles as in effect on the date thereof consistently applied throughout the periods covered thereby ("GAAP"), and the methodologies described in the footnotes to the Seller's 2001 Annual Report, and (ii) fairly present, in all material respects, the financial condition and combined results of operations of the Business as of the respective dates thereof and for the periods referred to therein in accordance with such methodologies; provided, however, that the Financial Statements referred to in clause (a)(ii) above are subject to normal year-end adjustments. There are no extraordinary or material non-recurring items of income or expense during the period covered by the Financial Statements and the balance sheets included in the Financial Statements do not reflect any writeup or revaluation increasing the book value of any assets. Except with respect to insurance, none of the Financial

Statements includes allocation of costs incurred by entities other than the Acquired Companies in excess of US $100,000.

          (c) With respect to the Acquired Companies: (i) the financial statements of each of the Acquired Companies required to be compiled under the laws of the jurisdiction of its organization (the "Statutory Financial Statements") have been prepared and filed in accordance with all applicable accounting rules and practices in effect in each respective jurisdiction where such Acquired Company is organized; (ii) the Seller has made available to the Buyer the Statutory Financial Statements for each of the Non-US Subsidiaries for the last two years; and (iii) none of the Acquired Companies is engaged in any financing (including the incurring of any borrowing or any indebtedness in the nature of acceptances or acceptance credits) of a type which would not be required to be shown or reflected in the Most Recent Balance Sheet.

     2.7 Absence of Certain Changes. Except as specifically contemplated by this Agreement, since January 1, 2002, there have not been (i) any changes in the financial condition or results of operations of the Business, except for any changes that would not reasonably be expected to result in a Business Material Adverse Effect and (ii) neither the Seller (with respect to the Business) nor any of the Acquired Companies, has:

          (a) (i) purchased, leased or disposed of any assets, tangible or intangible, other than for a fair consideration in the ordinary course of its business consistent with past practice, having an aggregate book value in excess of US $100,000 or (ii) mortgaged, incurred or permitted to be attached any Security Interests in excess of US $100,000 on any of its assets, tangible or intangible;

          (b) entered into, accelerated, modified or terminated any contract (or series of related contracts) involving more than US $100,000 in the aggregate, outside the ordinary course of business consistent with past practice;

          (c) merged or consolidated with, or made any capital investment in, or any acquisition of the securities or assets of, any other Person;

          (d) except as contemplated by Section 2.5(b), issued, sold or otherwise disposed, directly or indirectly, of any of its Equity Interests, or granted any options, warrants, or other rights to purchase or obtain (including upon conversion, exchange, or exercise) any of its Equity Interests;

          (e) hired or terminated the employment of any management level employee ("cadre" in France), or entered into, terminated or materially modified the terms of any employment agreement, deferred compensation agreement, severance agreement, retirement agreement, Employee Benefit Plan (as defined below) or collective bargaining agreement, written or oral, with respect to any of its employees, including, any material increase in compensation or bonus arrangement outside the ordinary course of its business consistent with past practice;

          (f) made any change in any accounting methods or systems of internal accounting controls, other than as reflected in the Interim Financial Statements;

          (g) settled or concluded any material litigation or similar adversarial proceeding, including, without limitation, any such litigation or proceeding that restricts the operations of any of the Acquired Companies or the Business

          (h) received any inquiry regarding the Business initiated by any Governmental Entity that relates to any matter, which if adversely determined, would reasonably be expected to result in a Business Material Adverse Effect; or

          (i) agreed or committed to do or permit any of the foregoing.

     2.8 Undisclosed Liabilities. None of the Acquired Companies has any liability of a nature which is material to the Business, except for liabilities
(i) shown on the Most Recent Balance Sheet, (ii) which have arisen since the date of the Most Recent Balance Sheet in the ordinary course of business, or
(iii) related to the performance of contractual and similar obligations which are not required by GAAP (or, as the case may be, by accounting rules and practices applicable to the Non-US Subsidiaries) to be reflected on a balance sheet. None of the Acquired Companies is a guarantor or otherwise liable for any material payment or performance obligation of any other Person. Any material liabilities incurred or accrued subsequent to the date of the Most Recent Balance Sheet have been, or are being, paid, performed and discharged in the ordinary course.

     2.9 Tax Matters.

          (a) Each of the Acquired Companies has filed or had filed on its behalf all material Tax Returns that it was required to file (separately or as part of a consolidated, combined or unitary group) with the appropriate Taxing Authority (as defined in Section 7.4). All such Tax Returns are accurate, true and complete in all material respects. None of the Acquired Companies is currently the beneficiary of any extension of time to file any such Tax Return. The Seller has delivered or otherwise made available to the Buyer complete and accurate copies of all of the Acquired Companies' Tax Returns for the Tax Periods of the Acquired Companies as to which the statutes of limitations with respect to Taxes have not expired. For purposes of this Agreement, "Taxes" means, with respect to any Person, all taxes, assessments, charges, duties, fees, levies, imposts or other governmental charges, including without limitation, any federal, state, local or foreign income, gross receipts, license, severance, occupation, capital gains, premium, environmental (including taxes under Section 59A of the Internal Revenue Code of 1986, as amended (the "Code")), customs, disability, alternative or add-on minimum, estimated, withholding, payroll (taxe sur les salaires), employment, unemployment insurance, social security (or similar), superannuation guarantee charge, corporation (impot sur les societes) (including ACT), import, export, duties, registration (droits d'enregistrement), excise, production, sales, use, tax in arrears, value-added, frankings, fringe benefits, occupancy, franchise, real property (taxe fonciere), personal property, business and occupation (taxe professionnelle), mercantile, windfall profits, capital stock, stamp, transfer, workmen's compensation, equalization tax (precompte), social contribution, parafiscales contribution or other tax of any kind whatsoever, including any interest, penalty or addition thereto, whether disputed or not, for which such Person may be liable (including any such Tax related to any other Person for which such Person is liable, by contract, as transferee or successor, by law (including as a result of the application of Reg. (S) 1.1502-6) or otherwise). For purposes of this Agreement, "Tax Returns" means any return (including information, tax-related (parafiscale), social and custom return), report, notice, form, declaration, claim for refund, estimate, election, or information statement or other document relating to any Tax, including any schedule or attachment thereto, and any amendment thereof, filed or to be filed with any Taxing Authority. For purposes of this Agreement, "Tax Period" means any period prescribed by any Taxing Authority for which a Tax Return is required to be filed or a Tax is required to be paid.

          (b) Each of the Acquired Companies has timely paid (or had paid on its behalf) all Taxes that have become due. The accruals and reserves with respect to Taxes (other than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the Most Recent Balance Sheet are adequate (determined in accordance with all applicable accounting rules and practice in effect in each respective jurisdiction where each Acquired Company is incorporated or doing business, including GAAP) to cover all Taxes accruing or payable with respect to Tax Periods (or portions thereof) ending on or before the date thereof, and all Taxes attributable to the period commencing on the day following the date of the Most Recent Balance Sheet and continuing through the Closing Date have arisen in the ordinary course of business. All Taxes that any Acquired Company is or was required by law to withhold or collect have been duly withheld or collected and, to the extent required, have been timely paid to the proper Taxing Authority. The Acquired Companies have properly requested, received and retained all necessary exemption certificates and other documentation supporting any claimed exemption or waiver of Taxes on sales or other transactions as to which the Acquired Companies would have been obligated to collect or withhold Taxes.

          (c) There are no liens or other Security Interests for Taxes (other than for current Taxes not yet due and payable) upon any of the assets of the Acquired Companies. None of the assets of the Acquired Companies is required to be treated for Tax purposes as being owned by any other Person.

          (d) There are currently no deficiencies for Taxes (other than for current Taxes not yet due and payable) of the Acquired Companies. No examination, audit, subpoena, request for information of any Tax Return of the Acquired Companies (or of any consolidated, combined or unitary group for a period for which the activities of any of the Acquired Companies were included on the Tax Return of such group) by any Taxing Authority is currently in progress or, to the knowledge of the Seller, threatened or contemplated, nor have the Seller or any of the Acquired Companies entered into any settlement agreement with any Taxing Authority with respect thereto. There are no matters under discussion with any Taxing Authority with respect to Taxes of the Acquired Companies. Section 2.9(d) of the Seller Disclosure Schedule sets forth for each of the Acquired Companies the Tax Returns which have been audited within the last six (6) years by the relevant Taxing Authority for each period set forth in
Section 2.9(d) of the Seller Disclosure Schedule. No power of attorney has been executed by or on behalf of any of the Acquired Companies with respect to any matters relating to Taxes that is currently in force. No extension or waiver of a statute of limitations relating to Taxes is in effect with respect to any of the Acquired Companies. None of the Acquired Companies (nor the members of any consolidated, combined or unitary group with which any of the Acquired Companies has filed group Tax Returns) has been notified in writing by any jurisdiction that the jurisdiction believes that the Acquired Companies was required to file any Tax Return (or the consolidated, combined or unitary group with respect to which the Acquired Companies filed Tax Returns for any Tax Period was required to file any Tax Return for such Tax Period) that was not filed. The Seller has delivered or otherwise made available to the Buyer complete and accurate copies of all statements of deficiencies for Taxes asserted against, or agreed to by the Acquired Companies or any other entity on behalf of the Acquired Companies for the Tax Periods of the Acquired Companies as to which the statutes of limitations with respect to Taxes have not expired.

          (e) None of the Acquired Companies has been a member of a group with which it has filed or been included in a combined, consolidated or unitary income Tax Return other than a group the common parent of which was the Seller. None of the Acquired Companies is liable for the Taxes of any Person other than the Seller and its Affiliates under Reg. (S) 1.1502-6 or any similar provision of state, local or foreign law, as a transferee or successor, by contract, or otherwise for any Pre-Closing Tax Period. For purposes of this Agreement, "Pre-Closing Tax Period" means any Tax Period ending on or before the Closing Date and that portion of any Straddle Period ending on the Closing Date. For purposes of this Agreement, "Straddle Period" means any Tax Period that includes but does not end on the Closing Date.

          (f) None of the Acquired Companies is obligated to make, and as a result of any event connected with the transactions contemplated by this Agreement will not become obligated to make, any "excess parachute payment" within the meaning of Section 280G of the Code or any similar payment that is not fully deductible for Tax purposes under any foreign, state or local law resulting from the transactions to be executed pursuant to this Agreement.

          (g) There are no Tax sharing, indemnity, allocation or similar agreements in effect as between any of the Acquired Companies (or any predecessors thereof) and any other party. None of the Acquired Companies has any contractual obligations to indemnify any other Person with respect to Taxes.

          (h) None of the Acquired Companies will be required to recognize for Tax purposes in a Post-Closing Tax Period any income or gain which would otherwise have been required to be recognized under the accrual method of accounting in a Pre-Closing Tax Period as a result of the Seller or any of the Acquired Companies making a change in method of accounting or otherwise deferring the recognition of income or gain to a Post-Closing Tax Period as a result of the accounting method used in a Pre-Closing Tax Period. For purposes of this Agreement, "Post-Closing Tax Period" means any Tax Period beginning after the Closing Date and that portion of any Straddle Period beginning after the Closing Date.

          (i) None of the Acquired Companies is a party to any joint venture, partnership or other agreement, arrangement or contract that is treated as a partnership for Tax purposes.

          (j) The transactions contemplated herein are not subject to the tax withholding provisions of Section 3406 of the Code, or of Subchapter A of Chapter 3 of the Code or of any other provision of federal, state, local or foreign law.

          (k) None of the U.S. Subsidiaries has been a "United States real property holding corporation" within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code. None of the Non-U.S. Subsidiaries is or has been a French real estate company within the meaning of Section 726 I.2(degree) of the French General Tax Code.

          (l) None of the Acquired Companies has made an election, nor is required, to treat any of its assets as tax-exempt bond financed property or tax-exempt use property within the meaning of Section 168 of the Code or under any comparable provision of foreign, state or local Tax law. None of the Acquired Companies has filed a consent pursuant to the collapsible corporation provisions of Section 341(f) of the Code (or any corresponding provision of foreign, state or local law) or agreed to have Section 341(f)(2) of the Code (or any corresponding provision of state or local law) apply to any disposition of any asset of the Acquired Companies.

          (m) None of the Acquired Companies, the Seller or any of their Affiliates has requested or received any ruling from any Taxing Authority, or signed any binding agreement with any Taxing Authority (including, without limitation, any advance pricing agreement), that would impact the amount of Tax liability of any Acquired Company after the Closing Date. Since January 1, 2002, none of the Acquired Companies, the Seller or any of their Affiliates has entered into any closing agreement or settled or agreed to settle any claim or assessment for Taxes relating to an Acquired Company which involves a payment of $25,000 or more to any Taxing Authority.

          (n) None of the Acquired Companies owns any debt obligation or any shares issued by the Buyer or any of its Affiliates.

          (o) To the knowledge of the Seller, (i) neither the Seller nor the Buyer would be required to include any amount in gross income with respect to any of the Acquired Companies pursuant to Section 951 of the Code if the taxable year of each of the Acquired Companies were deemed to end on the Closing Date and (ii) none of the Acquired Companies has an investment in "United States property" for purposes of Section 956 of the Code.

          (p) Each of the Acquired Companies organized in a jurisdiction other than the United States (i) has not been engaged in a United States trade or business for federal income tax purposes; (ii) has not agreed, and is not required, under any foreign tax provision similar to Section 481(a) of the Code to make any adjustment by reason of a change in accounting method or otherwise; and (iii) has not participated in or cooperated with an international boycott nor has been requested to do so in connection with any transaction or proposed transaction.

          (q) The Non-US Subsidiaries have not benefited from any tax advantage or favorable tax regime in exchange for existing undertakings or obligations by which it is still bound. The Non-US Subsidiaries are not bound by any obligation or shall incur any additional tax burden as a result of obtaining any tax advantage, carry-forward or postponement of taxation or any favorable tax regime. There is no pending request for rulings from any Tax Authority in connection with any restructuring made by any Non-US Subsidiary prior to the Closing Date.

          (r) To the knowledge of the Seller, all terms of any agreements (whether written or oral) between any Acquired Company, on the one hand, and any other Acquired Company or any Seller or their Affiliates, on the other hand, are on an arm's-length basis.

     2.10 Tangible Personal Property. Each of the Acquired Companies has good title to, a valid leasehold interest in or a valid license or right to use, all of the material tangible personal property owned by it and reflected on the Most Recent Balance Sheet (other than property sold, consumed or otherwise disposed of in the ordinary course of business since Balance Sheet Date), free and clear of all Security Interests. The Acquired Companies own, license or lease all tangible and intangible personal property and real property necessary for the conduct of the Business as presently conducted (including, without limitation, any assets, rights or other property related to the Business that was transferred by the Seller to one or more of the Acquired Companies prior to the Closing).

     2.11 Real Property.

          (a) Section 2.11(a) of the Seller Disclosure Schedule lists all owned real property that is used exclusively or primarily in the Business (the "Owned Real Property"), together with the location and owner thereof. With respect to each piece of Owned Real Property:

               (i) the applicable Acquired Company has record and marketable title to such Owned Real Property, free and clear of any Security Interests, except for recorded easements, covenants and other restrictions which do not impair the current uses of such Owned Real Property;

               (ii) there are no leases, sublease or agreements granting to any party or parties the right of use or occupancy of any portion of such Owned Real Property;

               (iii) there are no outstanding options or rights of first refusal to purchase such Owned Real Property;

               (iv) neither the Seller nor any of the Acquired Companies has received written notice of, and to the knowledge of the Seller, there is no pending eminent domain proceeding or proceeding to change or redefine the zoning classification with respect to such Owned Real Property;

               (v) to the knowledge of the Seller, the improvements constructed on such Owned Real Property are in good condition, normal wear and tear excepted;

               (vi) the Acquired Companies have performed and observed all covenants affecting or relating to the Owned Real Property (or the use or occupancy thereof) requiring observance or performance by it, except for such failure to observe or perform such covenants as has not had or could reasonably be expected to have a Business Material Adverse Effect, and neither the Seller nor any of the Acquired Companies has received any notice of, nor is aware of, any breach of any such covenants; and

               (vii) since January 1, 2000, none of the Owned Real Property or the use thereof by any of the Acquired Companies has been materially damaged by fire, storm, flood, force majeure or eviction.

          (b) Section 2.11(b) of the Seller Disclosure Schedule lists all real property leased or subleased by any of the Acquired Companies (the "Leased Real Property"), together with the location thereof. The Seller has made available to the Buyer complete and accurate copies of the leases and subleases (as amended to date) listed therein (the "Leases"). With respect to each such Lease:

               (i) the Lease is a valid and binding obligation of the Acquired Company party thereto, and, to the knowledge of the Seller, each other party to such Lease;

               (ii) none of the Acquired Companies, nor, to the knowledge of the Seller, any other party to the Lease is in breach or default and, to the knowledge of the Seller, no event has occurred which, with notice or lapse of time or both, would constitute a breach or default or permit termination, modification or acceleration (or prevent renewal) thereunder, except for any such breach or default as would not reasonably be expected to result in a Business Material Adverse Effect; and

               (iii) none of the Acquired Companies nor the Seller has assigned, transferred, conveyed, mortgaged, deeded in trust or encumbered any interest in the leasehold or subleasehold to the Lease.

          (c) None of the Acquired Companies is bound by any commitments to acquire any real property, including any of the Leased Real Property. None of the Acquired Companies occupies or is entitled to any estate or interest in land or premises except for the Owned Real Property and the Leased Real Property.

          (d) The Owned Real Property and the Leased Real Property constitutes all of the real property used primarily in connection with the Business.

     2.12 Intellectual Property.

          (a) Section 2.12(a) of the Seller Disclosure Schedule sets forth a true, correct and complete list of all patents, patent applications, trademarks, trademark applications, servicemarks, servicemark applications, tradenames, domain names and copyright registrations owned by any of the Acquired Companies and necessary for or used primarily in connection with the conduct of the Business (the "Designated Intellectual Property"). The Acquired Companies own and have the right to use the Designated Intellectual Property free and clear of all material Security Interests, except where the failure to own or have the right to use would not reasonably be expected to have a Business Material Adverse Effect and, except for fees and costs required to prosecute and maintain the Designated Intellectual Property, the Acquired Companies are not obligated to make any payments of any kind in respect thereof. The Acquired Companies have properly maintained and renewed all registrations and related filings with respect to any Designated Intellectual Property and have used commercially reasonable efforts to enforce their rights therein, except where the failure to do so would not reasonably be expected to have a Business Material Adverse Effect.

          (b) Section 2.12(b) of the Seller Disclosure Schedule sets forth a true, correct and complete list of (i) all licenses granted to any of the Acquired Companies with respect to any material Intellectual Property (as defined below) necessary for or used primarily in connection with the conduct of the Business (the "Licensed Intellectual Property") and (ii) all royalty payments made since January 1, 2001 and required to be made following the date hereof by the Acquired Companies pursuant to existing agreements and licenses, including any fees associated with the Licensed Intellectual Property.

          (c) Neither the Seller (with respect to the Business) nor any of the Acquired Companies has been named in any pending suit, action or proceeding which involves a claim of infringement of any Intellectual Property rights of any third party. Neither the Seller (with respect to the Business) nor any of the Acquired Companies is currently in receipt of any written notice that the conduct of the Business violates the Intellectual Property rights of any third party, and to the knowledge of the Seller, the Business as presently conducted does not infringe any valid Intellectual Property rights of any third party. The Seller is not aware of the infringement by any third party of any Intellectual Property rights of the Acquired Companies material to the Business.

          (d) Each of the Acquired Companies has performed the obligations required to be performed by it under the terms of any agreement pursuant to which it has rights in any Designated Intellectual Property or Licensed Intellectual Property, except for any failure to perform that would not reasonably be expected to result in a Business Material Adverse Effect, and none of the Acquired Companies, nor, to the knowledge of the Seller, any third party is in default under any such agreement, except for any default that would not reasonably be likely to have a Business Material Adverse Effect.

          (e) Other than rights and licenses granted in the ordinary course of business, none of the Acquired Companies has granted to any third party any license or right to the commercial use of any of the Designated Intellectual Property, or has any right to receive royalties or license fees in connection therewith.

          (f) All of the Seller's or its Affiliates' right, title and interest in and to any Intellectual Property used in the Business that was heretofore owned or licensed by the Seller or its Affiliates (other than the Acquired Companies) has been validly transferred to the appropriate Acquired Company prior to Closing free and clear of any Security Interests or royalty obligations. For purposes of this Agreement, the term "Affiliate" shall have the meaning assigned to it in Rule 12b-2 of the Securities Exchange Act of 1934, as amended.

          (g) For the purposes of this Agreement, "Intellectual Property" shall mean all patents, registered and unregistered copyrights, registered and unregistered trademarks and service marks, company names, tradenames, all applications or registrations for any of the foregoing, and trade names, brandmarks, brand names, trade dress, logos, Internet domain names, trade secrets, know-how, show-how, third-party licenses, software applications, data and databases, designs, models, artwork, drawings, illustrations, slogans and related information and documentation and any similar type of proprietary intellectual property or technology right.

     2.13 Contracts. Section 2.13(a) of the Seller Disclosure Schedule lists each of the following contracts or agreements (whether written or oral) to which the Seller (with respect to the Business) or any Acquired Company is a party as of the date of this Agreement (collectively, the "Contracts"):

               (i) any agreement (or group of related agreements with the same party) for the lease of personal property from or to third parties providing for lease payments the remaining unpaid balance of which is in excess of US $100,000;

               (ii) any agreement (or group of related agreements with the same party) for the purchase of products or services under which the undelivered balance of such products and services is in excess of US $100,000, other than agreements executed in the ordinary course of business;

               (iii) any agreement (or group of related agreements with the same party) which involves a payment to be made in excess of US $100,000, pursuant to a contract or agreement for the sale of goods and services outside of the ordinary course of business;

               (iv) any agreement for distribution of any products related to the Business in (i) the United States and (ii) any country in the world other than the United States;

               (v) any agreement for the acquisition or sale of all or substantially all of any operating business, whether by merger, stock purchase or asset purchase;

               (vi) any agreement establishing a partnership, a limited liability corporation or joint venture;

               (vii) any agreement (or group of related agreements with the same party), including, without limitation, capital leases and credit bail arrangements, under which it has created, incurred, assumed or guaranteed (or may create, incur, assume or guarantee) indebtedness the outstanding balance of which is more than US $100,000 or under which it has imposed or may impose a Security Interest on any of its material assets, tangible or intangible, except for Security Interests relating to any capitalized lease financing;

               (viii) any agreement that prohibits any Acquired Company from freely engaging in business anywhere in the world;

               (ix) any agreement involving any executive officers, directors or employees providing annual base annual compensation at a rate in excess of US $100,000;

               (x) any severance, "stay pay" or termination agreement (including any agreement settling any claim or potential claim) with any officer or other employee of any Acquired Company;

               (xi) any agreement under which it has advanced or loaned any amount to any of its directors and officers, as well as any similar agreements with employees outside the ordinary course of business, consistent with past practice;

               (xii) any confidentiality, non-disclosure, non-competition, non-solicit or similar agreement or arrangements that will be binding immediately following the Closing upon any of the Acquired Companies or any of their respective equity holders, directors, officers or employees; or

               (xiii) any agreement with a Governmental Entity involving in excess of US $50,000.

          (b) The Seller has made available to the Buyer a complete and accurate copy (or summary if such contract is oral) of each Contract listed in Section 2.13(a) of the Seller Disclosure Schedule. With respect to each Contract required to be listed in Section 2.13(a) of the Seller Disclosure Schedule:

               (i) such Contract is a valid and legally binding obligation of the Seller or Acquired Company party thereto and, to the knowledge of the Seller, the other parties thereto, and each Contract will continue to be a valid and legally binding obligation in full force and effect following the consummation of the transactions contemplated hereby, except to the extent that the enforceability of such Contracts may be limited by bankruptcy, insolvency, reorganization, moratorium, receivership and other similar laws relating to or affecting the enforcement of creditors' rights generally and general principles of equity;

               (ii) neither the Seller nor any Acquired Company party thereto nor, to the knowledge of the Seller, any of the other parties to such Contract is in material default thereunder; and

               (iii) to the knowledge of the Seller, no event has occurred or circumstance exists that (with or without the giving of notice, the lapse of time or both) gives any party to such Contract other than the Seller or Acquired Company the right to declare a material or uncurable default, accelerate the maturity or performance of, or terminate such Contract.

     2.14 Litigation(a) . There are no actions, suits, claims, investigations or other legal or administrative proceedings by or before any Governmental Entity or arbitration panel (each, an "Action") pending or, to the knowledge of Seller, threatened against any Acquired Company or any of their respective officers, directors, agents, employees, employment practices or assets, other than Actions that, individually or in the aggregate, are not material and are not reasonably likely to prohibit, restrict or delay the performance of this Agreement. None of the Acquired Companies or any of their assets is subject to or in default under any judgment, order, decree, stipulation or injunction of any Governmental Entity, except for those that, individually or in the aggregate, are not material and are not reasonably likely to prohibit, restrict or delay the performance of this Agreement.

     2.15 Employee Matters.

          (a) Section 2.15(a) of the Seller Disclosure Schedule contains a true, correct and complete list of all the employees of each Acquired Company as of the date hereof, including the name, employer, employment location, position/title, hire date and present rate of compensation of each such employee.

          (b) In all countries where each Acquired Company has employees, such Acquired Company is in material compliance with all applicable laws respecting employment and employment practices, terms and conditions of employment, social security and pension payments, and wages and hours (in particular the 35 hour workweek legislation in France), and there are no arrears in the payment of wages or social security taxes or other similar taxes levied on remuneration paid to Employees. There is no strike, slowdown, work stoppage, walkout or other labor disruption under way or, to the knowledge of the Seller, threatened against any Acquired Company.

          (c) All existing employment contracts are in material compliance with the applicable legal provisions and provisions of the applicable collective bargaining agreement. In particular, no employment contract contains provisions giving rise to any payment, in particular linked to the termination of the said employment contract, other than the terms and conditions provided for in the applicable collective bargaining agreement or the law.

          (d) Except as specified in Section 2.15(d) of the Seller Disclosure Schedule, there are no contracts, including recognition agreements and collective bargaining agreements, between any of the Acquired Companies and any trade union, works' council or other body representing employees and the Seller has no knowledge of any threat by or on behalf of labor union.

          (e) Prior to the date hereof, the Seller and the Acquired Companies have complied with all of their obligations, if any, under French law to inform and consult with any of its works' councils regarding the transactions contemplated herein and have provided all notices required to be given to employees regarding the transactions contemplated hereby. The Seller has provided to the Buyer copies of all documents related to such obligations, including all documents sent to any works' council and, to the extent received by Seller or any of the Acquired Companies prior to the Closing, the minutes of any works' council meetings held regarding the transactions contemplated herein.

          (f) Each employee benefit plan (within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") maintained or sponsored by the Acquired Companies for employees in the United States (each an "Employee Benefit Plan") is set forth on Section 2.15(f) of the Seller Disclosure Schedule, and has been maintained and operated in material compliance with all applicable laws, including but not limited to ERISA and/or the Code.

          (g) With respect to employee benefit plans, programs, and other arrangements providing incentive compensation or other benefits similar to those provided under any Employee Benefit Plan to any employee or former employee or dependent thereof, which plan, program or arrangement is subject to the laws of any jurisdiction outside of the United States

("Foreign Plans"): (i) the Foreign Plans have been maintained in all material respects in accordance with all applicable requirements and all applicable laws,
(ii) if they are intended to qualify for special tax treatment, the Foreign Plan meets all requirements for such treatment, (iii) if they are intended to be funded and/or book-reserved are fully funded and/or book reserved, as appropriate, based upon reasonable actuarial assumptions, and (iv) no material liability exists upon the assets of the Acquired Companies by reason of such Foreign Plans.

     2.16 Environmental Matters.

          (a) The Seller (with respect to the Business) and each of the Acquired Companies is in compliance in all material respects with all applicable Environmental Regulations and is not subject to remediation obligations (including without limitation, response costs, clean up costs or investigative costs) resulting from the release, discharge, placement, disposal or migration of hazardous substances into the environment from the operations of the Business. For purposes of this Agreement, the term "Environmental Regulations" means all applicable federal, national, state, provincial, district and local laws, all applicable orders, governmental authorizations, guidelines and codes, rules or regulations promulgated thereunder, and all orders, consent orders, judgments, notices, permits or demand letters issued, promulgated or entered pursuant thereto relating to pollution or protection of the environment, including, without limitation: (i) laws and codes relating to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals, industrial materials, wastes or other substances into the environment, (ii) laws and codes relating to the identification, generation, manufacture, processing, distribution, use, treatment, storage, disposal, recovery, transport or other handling of pollutants, contaminants, chemicals, industrial materials, wastes or other substances, and (iii) the French Environment Code ("Code de l'Environnement") or any similar set of rules in force in any jurisdiction where any Acquired Company is operating, and any court order, any administrative order, any authorization or permit from any Governmental Entity relating to the environment.

          (b) The Acquired Companies have filed all required reports, notifications or declarations, made all required filings and obtained all required permits and authorizations necessary to operate the Business under applicable Environmental Regulations, except where the failure to have made such filings or obtained such permits or authorizations, either individually or collectively, has not had and would not reasonably be expected to have a Business Material Adverse Effect.

          (c) None of the Acquired Companies has ever sold, transferred, transported or arranged for the transportation, treated for elimination or arranged for the treatment for elimination of any product, waste or substance identified as toxic, dangerous or generating nuisances in any jurisdiction in such manner that the Acquired Companies, the purchaser, the carrier or the corporate entity or person entrusted with the destruction or elimination of such product, waste or substance may incur liability.

          (d) The Acquired Companies have not ordered, and the Seller has no knowledge of, the completion of any audit, investigation, study, tests or analysis pursuant to or due to a breach of Environmental Regulations.

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     2.17 Product Warranty And Product Liability Claims. No product manufactured, sold, distributed or delivered by or on behalf of the Seller (with respect to the Business) or any of the Acquired Companies is subject to any warranty, guaranty, right of return or other indemnity other than the relevant applicable standard terms and conditions of sale. The Seller (with respect to the Business) and each of the Acquired Companies have maintained product liability insurance coverage covering the products and operations of the Acquired Companies in amounts of not less than US $1,000,000 per occurrence and US $2,000,000 in the aggregate with respect to products manufactured, sold, distributed or delivered by the Business. Such product liability insurance is on a claims made basis.

     2.18 Insurance. All policies and binders of insurance for product liability, directors and officers, fire, liability, property, workers' compensation and other customary matters held by or on behalf of, or which provide coverage for, the Acquired Companies (the "Insurance Policies") are identified in Section 2.18 of the Seller Disclosure Schedule hereto and have been made available to the Buyer. The Insurance Policies are in full force and effect and none of the Acquired Companies or any other Person is in default with respect to any material provision contained in any Insurance Policy nor have any of the Acquired Companies or any other person or entity failed to give any notice of any material claim under any Insurance Policy in due timely fashion, nor has any coverage for current claims been denied. Section 2.18 of the Seller Disclosure Schedule contains a list of pending insurance claims relating to the Business and a history of insurance claims/loss run relating to the Business since January 1, 2000.

     2.19 Brokers-Sellers. Neither the Seller nor any of the Acquired Companies or any of their respective Affiliates have engaged any Person which has or could have any valid claim against the Buyer or any of the Subsidiaries for a finder's fee, brokerage commission or other similar payment nor otherwise acted in such a manner as to give rise to any valid claim against the Buyer, or any of the Subsidiaries for a finder's fee, brokerage commission or other similar payment.

     2.20 Certifications and Compliance.

          (a) (i) All operations of the Business have achieved and maintained the ISO 9001 certification and all other relevant certifications and are compliant in all material respects with United States Food and Drug Administration Quality System Regulations and all other non-US applicable regulations, standards and manufacturing good practices and guidelines, and (ii) there is no pending and neither the Seller nor any of the Acquired Companies has received any notice of, or is aware of, any threatened, action to audit, repeal, fail to renew or challenge any of such certifications.

          (b) The Seller has made available to the Buyer, and provided true, correct and complete copies to the Buyer of all correspondence with any United States, French, European Community or other foreign regulatory agency received by the Seller or any of the Acquired Companies that relates to any products designed, manufactured, distributed or sold by the Business.

          (c) Each of the Acquired Companies (i) has in effect all permits, approvals and authorizations necessary for it to own, lease, or operate its material assets and to carry on its business and is in compliance with the terms thereof, (ii) is in material compliance with all laws, except in each case for such incidence of non-compliance that have not had and would not reasonably be expected to have a Business Material Adverse Effect.

     2.21 Certain Financial Information. The financial information contained in the opinion Richards, Layton & Finger P.A., dated July 31, 2002 (the "RLF Opinion"), was either (a) derived from the historical financial information contained in the Seller's audited and unaudited financial statements prepared and filed in connection with the Seller's periodic filings made pursuant to Sections 13 and 15 of the Securities Exchange Act of 1934, as amended, or (b) prepared by the Seller in good faith. The Seller reasonably believes that the financial information referred to in clause (b) above is true and correct in all material respects on and as of the date of the RLF Opinion.

                                  ARTICLE III
                   REPRESENTATIONS AND WARRANTIES OF THE BUYER

     The Buyer represents and warrants to the Seller that the statements contained in this Article III are true, correct and complete as of the date hereof. For purposes of this Agreement, the phrase, "to the knowledge of the Buyer" or any phrase of similar import shall mean and be limited to the collective actual knowledge of the following individuals: Stuart Essig, John B. Henneman, III and David Holtz.

     3.1 Organization. The Buyer is a corporation duly organized, validly existing and in good standing under the laws of Delaware.

     3.2 Authorization of Transaction. The Buyer has all requisite corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution and delivery by the Buyer of this Agreement and the consummation by the Buyer of the transactions contemplated hereby have been validly authorized by all necessary corporate action on the part of the Buyer. This Agreement has been validly executed and delivered by the Buyer and, assuming this Agreement constitutes the valid and binding obligation of the Seller, constitutes a valid and binding obligation of the Buyer, enforceable against the Buyer in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or other similar laws relating to or affecting the rights of creditors generally and by equitable principles, including those limiting the availability of specific performance, injunctive relief and other equitable remedies and those providing for equitable defenses.

     3.3 Noncontravention. Neither the execution and delivery by the Buyer of this Agreement, nor the consummation by the Buyer of the transactions contemplated hereby, will:

          (a) conflict with or violate any provision of the charter or bylaws of the Buyer;

          (b) require on the part of the Buyer any filing with, or permit, authorization, consent or approval of, any Governmental Entity, except for any filing, permit, authorization, consent or approval which if not obtained or made would not reasonably be expected to result in a material adverse effect on the ability of the Buyer to consummate the transactions contemplated by this Agreement (a "Buyer Material Adverse Effect");

          (c) conflict with, result in a breach of, constitute (with or without due notice or lapse of time or both) a default under, result in the acceleration of, create in any party any right to terminate or modify, or require any notice, consent or waiver under, any contract or agreement to which the Buyer is a party or by which the Buyer is bound, except for (i) any conflict, breach, default, acceleration or right to terminate or modify that would not reasonably be expected to result in a Buyer Material Adverse Effect or (ii) any notice, consent or waiver the absence of which would not reasonably be expected to result in a Buyer Material Adverse Effect; or

          (d) violate any order, writ, injunction or decree specifically naming, or statute, rule or regulation applicable to, the Buyer or any of its properties or assets, except for any violation that would not reasonably be expected to result in a Buyer Material Adverse Effect.

     3.4 Litigation. There are no actions, suits, claims or legal, administrative or arbitratorial proceedings pending against, or, to the Buyer's knowledge, threatened against, the Buyer which would adversely affect the Buyer's performance under this Agreement or the consummation of the transactions contemplated by this Agreement.

     3.5 Investment Intent. The Buyer is acquiring the Shares to be acquired by it hereunder for investment for its own account and not with a view to the distribution of any part thereof. The Buyer acknowledges that the Shares have not been registered under U.S. federal or any applicable state securities laws or the laws of any other jurisdiction and cannot be resold without registration under such laws or an exemption therefrom. The Buyer further acknowledges that
(a) it has knowledge and experience in financial and business matters, that it is capable of evaluating the merits and risks of an investment in the Shares, and that it can bear the economic risk of an investment in the Shares and (b) it has had the opportunity to conduct an independent due diligence review of the Business.

     3.6 Solvency. Immediately after giving effect to the transactions contemplated by this Agreement and the closing of any financing to be obtained by the Buyer or any of its Affiliates in order to effect the transactions contemplated by this Agreement, the Buyer shall be able to pay its debts as they become due and shall own property having a fair saleable value greater than the amounts required to pay its debts (including a reasonable estimate of the amount of all contingent liabilities). Immediately after giving effect to the transactions contemplated by this Agreement and the closing of any financing to be obtained by the Buyer or any of its Affiliates in order to effect the transactions contemplated by this Agreement, the Buyer shall have adequate capital to carry on its business. No transfer of property is being made and no obligation is being incurred in connection with the transactions contemplated by this Agreement and the closing of any financing to be obtained by the Buyer or any of its Affiliates in order to effect the transactions contemplated by this Agreement with the intent to hinder, delay or defraud either present or future creditors of the Buyer.

     3.7 Brokers-Sellers. The Buyer has not engaged any person or entity which has or could have any valid claim against the Seller for a finder's fee, brokerage commission or other similar payment nor otherwise acted in such a manner as to give rise to any valid claim against the Seller for a finder's fee, brokerage commission or other similar payment.

                                   ARTICLE IV
                          CERTAIN ADDITIONAL AGREEMENTS

     4.1 Settlement of Intercompany Items; Remaining Cash of Business. Effective on or prior to the Closing, (a) all payables, receivables, liabilities and other obligations between any Acquired Company, on the one hand, and the Seller and its Affiliates other than the Acquired Companies, on the other hand, shall be settled except to the extent expressly provided for herein; and (b) the Seller shall provide that the cash of the Business remains the property of the Acquired Companies and so becomes the property of the Buyer. Section 4.1 of the Seller Disclosure Schedule sets forth the balances of the intercompany accounts and the manner in which such accounts were settled in accordance with this Section 4.1 immediately prior to the Closing.

     4.2 Fees and Expenses. All fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such fees and expenses. None of the Acquired Companies has paid or shall be required to pay any expenses in connection with the transactions contemplated by this Agreement.

     4.3 Former Employee Claim. In respect of the pending dispute with a former employee of Business identified in Section 2.8(1) of the Seller Disclosure Schedule (the "Former Employee Claim"), the Buyer agrees that the Seller shall, at Seller's expense, be entitled to continue to defend such matter as provided in Section 6.4(b). The Buyer shall, and shall cause the Acquired Companies following the Closing, to cooperate with the Seller and the Seller's counsel to make available to the Seller such information and personnel of the Business, subject to appropriate confidentiality restrictions, as provided in Section 8.1. The Seller shall use its reasonable best efforts to recover and cause to be transferred to the Buyer or its designee as soon as possible following the Closing all shares of any of the Acquired Companies currently held by the former employee. The Seller further agrees that it shall cooperate with the Buyer in effecting any restructuring or any similar corporation action on behalf of one or more of the Acquired Companies necessary or desirable to cause such former employee to no longer be a shareholder of any of the Acquired Companies.

                                   ARTICLE V
                               CLOSING DELIVERIES

     5.1 Closing Deliveries of the Seller. Concurrently herewith, the Seller shall deliver (or cause to be delivered) to the Buyer the following, the receipt of which shall be a condition to the obligations of the Buyer hereunder:

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

          (a) a counterpart signature page to this Agreement duly executed by the Seller, together with the Seller Disclosure Schedule;

          (b) true and complete copies of each of the notices, consents, approvals and authorizations required to be obtained by the Seller and/or any of the Acquired Companies as are set forth in Section 5.1(b) of the Seller Disclosure Schedule (the "Required Consents"), each of which shall be in full force and effect on and as of the date hereof;

          (c) certificates evidencing all of the Shares, duly endorsed in blank or with stock powers duly executed by the Seller necessary to effect immediate transfer of ownership for such Shares to the Buyer;

          (d) certificates evidencing all of nominee, director or similar minority shares held in each of the applicable Non-US Subsidiaries, duly endorsed in blank or with stock powers duly executed by the applicable transferee or, to the extent any of such shares are not evidenced by certificates, such other duly completed forms or transfer instructions necessary to effect immediate transfer of ownership for such shares to the issuer thereof; provided, however, that to the extent that the shares held by the former employee referred to in Section 4.3 are not available for transfer at Closing, the Seller shall use its best efforts to cause such shares to be transferred as soon as possible following resolution of the dispute as contemplated by Section 4.3;

          (e) good standing certificates for the Seller and, to the extent such concept exists in the relevant jurisdiction, each of the Acquired Companies dated as of a recent date, it being agreed that to the extent any such certificates are not available by Closing, Seller shall deliver such certificates as soon as possible following the Closing and, to the extent available, shall obtain any informal or oral confirmations of good standing;

          (f) the Charter Documents of each of the Acquired Companies, including, as appropriate, certifications thereof from the appropriate Governmental Entities as of a recent date;

          (g) the minute books, stock books, ledgers and registers, corporate seals and other similar corporate, financial and tax records of each of the Acquired Companies;

          (h) a certificate signed by the duly appointed secretary or assistant secretary of the Seller certifying: (i) the resolutions of the Board of Directors of the Seller authorizing the execution and delivery of this Agreement and the consummation by the Seller of the transactions contemplated hereby; and
(ii) the incumbency of the officers(s) of the Seller executing this Agreement and any other documents delivered on behalf of the Seller in connection herewith;

          (i) evidence in form and substance satisfactory to the Buyer of the following:

               (i) any notices, materials or information delivered to or received from the work's council and/or employees of NMT NeuroSciences Implants (France) SA, including those contemplated by the representation set forth in
Section 2.15(e);

               (ii) the settlement of the intercompany items as contemplated by
Section 4.1, together with documents regarding the creation and existence of the Holdings SA debt held by International in the Seller's or any Acquired Company's possession;

               (iii) the full and complete transfer and assignment to one or more of the Acquired Companies of any assets, rights or other property related to the Business heretofore held by the Seller or its Affiliates (other than the Acquired Companies);

               (iv) the valid and marketable title of all Owned Real Property;

               (v) the provision of a letter of credit in favor of the French Tax Administration in support of any potential payment obligations with respect to the pending French tax audit;

               (vi) the transfer prior to the Closing Date of all of the issued and outstanding shares of the entities specified in Section 2.5(b) to the Seller or the Seller's designee (other than the shares held by the former employee involved in the Former Employee Claim as contemplated by Section 4.3); and

               (vii) adoption of appropriate resolutions of the shareholder and Board of Directors of each of the applicable Acquired Companies in connection with the transactions contemplated hereby and the resignation and replacement of the officers, directors and statutory auditors of each of such Acquired Company;

          (j) a legal opinion of Hale and Dorr LLP, U.S. counsel to the Seller, in form and substance satisfactory to the Buyer, together with a legal opinion of Richards, Layton & Finger, special Delaware counsel to the Seller, each in form and substance satisfactory to the Buyer;

          (k) a legal opinion of Salans Hertzfeld & Heilbronn, French counsel to the Seller, in form and substance satisfactory to the Buyer;

          (l) a release, in form and substance reasonably satisfactory to the Buyer, executed by the Seller, on behalf of itself and each of its Affiliates (other than the Acquired Companies), releasing each Acquired Company and their respective directors, officers and employees from any liability whatsoever (actual or contingent) which may be owing to the Seller or any such Affiliates on or as of the Closing Date;

          (m) resignations, in form and substance satisfactory to the Buyer, of each of the officers, directors and managers of the Acquired Companies who will not remain employees of the Acquired Companies immediately following the Closing or as otherwise requested by the Buyer;

          (n) documentation necessary to effect the termination of signature authority of any Person other than a employee of the Business immediately following the Closing over or in respect of any bank or similar account held by or in the name of any of the Acquired Companies, together with such other documentation as necessary to grant signature authority to Buyer's designee(s) over such bank or similar accounts;

          (o) such other certificates, instruments and other documents reasonably requested by the Buyer to effect the transactions contemplated hereby, all of which shall be reasonably satisfactory in form and substance to the Buyer; and

          (p) a counterpart signature page to the cross-receipt contemplated by
Section 1.3(b)(iv) hereof, duly executed by the Seller.

     5.2 Closing Deliveries of the Buyer. Concurrently herewith, the Buyer shall deliver (or cause to be delivered) to the Seller the following, the receipt of which shall be a condition to the obligations of the Seller hereunder:

          (a) a counterpart signature page to this Agreement duly executed by the Buyer;

          (b) good standing certificates for the Buyer dated as of a recent date;

          (c) a certificate signed by the duly appointed secretary or assistant secretary of the Buyer certifying: (i) the resolutions of the Board of Directors of the Buyer authorizing the execution and delivery of this Agreement and the consummation by the Buyer of the transactions contemplated hereby; and (ii) the incumbency of the officers(s) of the Buyer executing this Agreement and any other documents delivered on behalf of the Buyer in connection herewith;

          (d) a legal opinion of Latham & Watkins, counsel to the Buyer, in form and substance satisfactory to the Seller;

          (e) a release in form and substance reasonably satisfactory to the Seller, executed by the Buyer on behalf of each of the Acquired Companies releasing the Seller and its directors, officers and employees from any liability whatsoever (actual or contingent) which may be owing to the Acquired Companies on or as of the Closing Date;

          (f) such other certificates, instruments and other documents reasonably requested by the Seller to effect the transactions contemplated hereby, all of which shall be reasonably satisfactory in form and substance to the Seller; and

          (g) a counterpart signature page to the cross-receipt contemplated by
Section 1.3(b)(iv) hereof, duly executed by the Buyer.

                                   ARTICLE VI
                                 INDEMNIFICATION

     6.1 Indemnification by the Seller. Except as otherwise provided in Section 6.3, subject to the terms and conditions of this Article VI, from and after the Closing, the Seller shall indemnify the Buyer in respect of, and hold the Buyer harmless against, any and all liabilities, monetary damages, losses, claims, fines, fees, penalties, costs and expenses (including without limitation reasonable attorneys' and accountants' fees and expenses) (collectively, "Damages") incurred or suffered by the Buyer or any Affiliate thereof resulting from or constituting:

          (a) any breach of a representation or warranty of the Seller contained in this Agreement;

          (b) any failure by the Seller to perform any covenant or agreement contained in this Agreement;

          (c) any severance or other payments relating to the termination of employment of the any employees of the Acquired Companies during the 18 months prior to Closing (it being agreed that no claim for indemnification may be made under this Section 6.1(c) following the first anniversary of the date hereof);

          (d) any severance or other payments relating to the termination of employment of, or any other liability to, the former Director of Human Resources of NMT NeuroSciences Implants (France) SA or otherwise in connection with the Former Employee Claim;

          (e) any claim by Elekta AB (publ) in respect of any period prior to the Closing or the operation of the Business during such period, including any liabilities or indemnification claims pursuant to that certain Purchase Agreement, dated as of May 8, 1998, as amended, or otherwise;

          (f) any claim by Sodem Diffusion SA (d/b/a Sodem Systems), including in connection with any distribution agreement or arrangement for products manufactured by Sodem Systems, or any termination thereof;

          (g) any liability related to the potential product liability matter identified in Section 2.8(2) of the Seller Disclosure Schedule; and

          (h) any matters related to the aneurysm clip business conducted by the Seller or, prior to the Closing, any of the Acquired Companies, including, without limitation, (i) any claims by the inventors of any of the aneurysm clips manufactured or distributed by Seller or any of the Acquired Companies, (ii) any assignment or attempted assignment of any contract rights or other assets by any of the Acquired Companies to Seller or Seller's designee prior to the Closing,
(iii) any liability related to the pending arbitration involving the Seller in respect of the aneurysm clips; provided, however, with respect to clauses (i) and (ii), the Seller shall have no indemnification obligation hereunder for matters relating solely to the distribution of the aneurysm clips by the Acquired Companies following the Closing.

     6.2 Indemnification by the Buyer. Except as otherwise provided in Section 6.3, subject to the terms and conditions of this Article VI, from and after the Closing, the Buyer shall indemnify the Seller in respect of, and hold the Seller harmless against, any and all Damages incurred or suffered by the Seller or any Affiliate thereof resulting from or constituting:

          (a) any breach of a representation or warranty of the Buyer contained in this Agreement;

          (b) any failure by the Buyer to perform any covenant or agreement contained in this Agreement; or

          (c) the conduct of the business and activities of the Business from and after the Closing, including without limitation, any Damages resulting from wage claims or claims relating to severance of employees terminated following the Closing or product liability in respect of products manufactured following the Closing.

     6.3 Tax Indemnification.

          (a) From and after the Closing, the Seller shall indemnify the Buyer and its Affiliates (including the Acquired Companies) in respect of, and hold them harmless against, (i) all liability for Taxes of each of the Acquired Companies (including any obligation to contribute to the payment of a Tax determined on a consolidated, combined or unitary basis with respect to a group of corporations that includes or included one or more of the Acquired Companies) for all Pre-Closing Tax Periods, (ii) all liability (as a result of Reg. ss. 1.1502-6(a) or otherwise) for Taxes of the Seller or any other entity which is or has been an Affiliate of the Acquired Companies (other than any of the Acquired Companies), (iii) any and all Damages arising out of, resulting from or incident to any breach by the Seller or any of its Affiliates of any covenant contained in Article VII, and (iv) any and all Damages arising out of, resulting from or incident to the breach of any representation, warranty or covenant contained in Section 2.9, except to the extent that any such Damages are otherwise indemnified pursuant to the foregoing clauses (i) - (iii). For purposes of this Section 6.3, Taxes shall include the amount of Taxes which would have been paid but for the application of any credit or net operating loss or capital loss deduction attributable to Post-Closing Tax Periods.

          (b) From and after the Closing, the Buyer shall indemnify the Seller and its Affiliates in respect of, and hold them harmless against, (i) all liability for Taxes of the Acquired Companies (including any obligation to contribute to the payment of a Tax determined on a consolidated, combined or unitary basis with respect to a group of corporations that includes or included the Acquired Companies) for any Post-Closing Tax Period, except to the extent such Taxes are attributable to a breach by the Seller or any of its Affiliates of any covenant contained in Article VII or a representation, warranty or covenant contained in Section 2.9, and (ii) any and all Damages arising out of, resulting from or incident to the breach by the Buyer or any of its Affiliates of any covenant contained in Article VII.

          (c) In the case of any Straddle Period:

               (i) real, personal and intangible property Taxes and any other Taxes levied on a per diem basis ("Per Diem Taxes") of the Acquired Companies for a Pre-Closing Tax Period shall be equal to the amount of such Per Diem Taxes for the entire Straddle Period multiplied by a fraction, the numerator of which is the number of days during the Straddle Period that are in the Pre-Closing Tax Period and the denominator of which is the total number of days in the Straddle Period; and

               (ii) the Taxes of the Acquired Companies (other than Per Diem Taxes) for any Pre-Closing Tax Period shall be computed as if such taxable period ended as of the close of business on the Closing Date.

          (d) The Seller's indemnity obligation in respect of Taxes for a Pre-Closing Tax Period shall initially be effected by its payment to the Buyer of the excess of (i) any such Taxes for a Pre-Closing Tax Period (as may be evidenced by any Tax Return prepared by the Buyer in accordance with Section 7.1(b)) or as otherwise indicated in a written notice prepared by the Buyer) over (ii) the amount of such Taxes paid by the Seller or any of its Affiliates, other than the Acquired Companies, at any time plus the amount of such Taxes paid by the Acquired Companies on or prior to the Closing Date. The Seller shall pay such excess to the Buyer within ten (10) days after written demand is made by the Buyer (but in no event does such payment have to be made earlier than five (5) days before the date on which Taxes for the relevant Tax Period are required to be paid to the relevant Taxing Authority). If the amount of any such Taxes paid by the Seller or any of its Affiliates (other than the Acquired Companies) at any time plus the amount of such Taxes paid by the Acquired Companies on or prior to the Closing Date exceeds the amount of such Taxes for the Pre-Closing Tax Period, the Buyer shall pay to the Seller the amount of such excess within ten (10) days after the Tax Return with respect to the final liability for such Taxes is required to be filed with the relevant Taxing Authority. In the case of a Tax that is contested in accordance with the provisions of Section 6.3(e), payment of the Tax to the appropriate Taxing Authority shall not be considered to be due earlier than the date a final determination to such effect is made by the appropriate Taxing Authority or court.

          (e) The parties further agree as follows:

               (i) If a claim shall be made by any Taxing Authority, which, if successful, might result in an indemnity payment to an Indemnified Party or one of its Affiliates pursuant to this Section 6.3, the Indemnified Party shall promptly and in any event no more than thirty (30) days following the Indemnified Party's receipt of such claim, give written notice to the Indemnifying Party of such claim (a "Tax Claim"); provided, however, the failure of the Indemnified Party to give such notice shall only relieve the Indemnifying Party from its indemnification obligations hereunder to the extent it is actually prejudiced by such failure.

               (ii) Except as set forth in Section 6.3(f), with respect to any Tax Claim relating to a taxable period ending on or prior to the Closing Date, the Seller shall, upon written notification to the Buyer of its desire to, control all proceedings and may make all decisions taken in connection with any such Tax Claim (including selection of counsel) at its own expense; provided, however, that the Seller and the Buyer shall be entitled to jointly control any such Tax Claims the resolution of which could result in an increase of $25,000 or more in Taxes of the

Acquired Companies for tax periods ending after the Closing Date. The Seller and the Buyer shall be entitled to jointly control all proceedings taken in connection with any Tax Claim relating solely to Taxes of the Acquired Companies for a Straddle Period. The Buyer shall control at its own expense all proceedings with respect to any Tax Claim relating to a taxable period beginning after the Closing Date. A party shall promptly notify the other party if it decides not to control the defense or settlement of any Tax Claim which it is entitled to control pursuant to this Agreement, and the other party shall thereupon be permitted to defend and settle such proceeding.

               (iii) The Seller, the Buyer, the Acquired Companies and each of their respective Affiliates shall reasonably cooperate with each other in contesting any Tax Claim. Such cooperation shall include the retention and, upon the request of the party or parties controlling proceedings relating to such Tax Claim, the provision to such party or parties of records and information which are reasonably relevant to such Tax Claim, and making employees available on a mutually convenient basis to provide additional information or explanation of any material provided hereunder or to testify at proceedings relating to such Tax Claim.

          (f) With respect to the audit by the French Taxing Authority of Holdings SA and its Affiliates for the 1998 and 1999 tax periods (the "Current French Tax Audit") and with respect to any future audit by the French Taxing Authority of Holdings SA or its Affiliates relating to any Pre-Closing Tax Period (together with the Current French Tax Audit, a "French Tax Audit") the provisions of Section 6.3(e) shall apply except as set forth in this Section 6.3(f):

               (i) The Seller and the Buyer shall be entitled to jointly control the Current French Tax Audit at the Seller's expense in the event that there is a change of control of the Seller. The Seller and the Buyer shall be entitled to jointly control (at each party's own expense) any French Tax Audit the resolution of which could result in an increase of $25,000 or more in Taxes of the Acquired Companies for tax periods ending after the Closing Date or otherwise have a Business Material Adverse Effect on the Acquired Companies for tax periods ending after the Closing Date.

               (ii) To the fullest extent permitted by law, the Seller shall be responsible for all guarantees and security obligations required by the French Taxing Authority in connection with any French Tax Audit. The Seller shall indemnify the Buyer for all costs incurred in connection with any guarantees and security obligations made by the Buyer or any Acquired Company in connection with any French Tax Audit.

     6.4 Claims for Indemnification.

          (a) Third-Party Claims. Except for Tax Claims (as defined in Section 6.3), all claims for indemnification made under this Agreement resulting from, related to or arising out of a third-party claim against an Indemnified Party (as defined below) shall be made in accordance with the following procedures. A person entitled to indemnification under this Article VI (an "Indemnified Party") shall give prompt written notification to the person from whom indemnification is sought (the "Indemnifying Party") of the commencement of any action, suit or

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

proceeding relating to a third-party claim for which indemnification may be sought or, if earlier, upon the assertion of any such claim by a third party. With respect to those matters for which the Seller is providing full indemnification to the Buyer and its Affiliates under Sections 6.1(c) through 6.1(h) (the "Specific Indemnity Matters"), the Parties agree that the Seller shall be entitled to continue or assume, as applicable, control of the defense of such Specific Indemnity Matter, and with respect to such Specific Indemnity Matter, shall be the Indemnifying Party hereunder. Within thirty (30) days after delivery of such notification, the Indemnifying Party may, upon written notice thereof to the Indemnified Party, assume control of the defense of such action, suit, proceeding or claim with counsel reasonably satisfactory to the Indemnified Party. If the Indemnifying Party does not assume control of such defense, the Indemnified Party shall control such defense. The Party not controlling such defense may participate therein at its own expense; provided that if the Indemnifying Party assumes control of such defense and the Indemnified Party reasonably concludes, based on advice from counsel, that the Indemnifying Party and the Indemnified Party have conflicting interests with respect to such action, suit, proceeding or claim, the reasonable fees and expenses of counsel to the Indemnified Party solely in connection therewith shall be considered "Damages" for purposes of this Agreement; provided, however, that in no event shall the Indemnifying Party be responsible for the fees and expenses of more than one counsel for all Indemnified Parties. The Party controlling such defense shall keep the other Party advised of the status of such action, suit, proceeding or claim and the defense thereof and shall consider recommendations made by the other Party with respect thereto. The Indemnified Party shall not agree to any settlement of such action, suit, proceeding or claim without the prior written consent of the Indemnifying Party. The Indemnifying Party shall not agree to any settlement of such action, suit, proceeding or claim that does not include a complete release of the Indemnified Party from all liability with respect thereto or that imposes any liability or obligation on the Indemnified Party without the prior written consent of the Indemnified Party.

          (b) Procedure for Other Claims. An Indemnified Party wishing to assert a claim for indemnification under this Article VI which is not subject to
Section 6.4(a) or Section 6.3 shall deliver to the Indemnifying Party a written notice (a "Claim Notice") which contains (i) a description and the amount (the "Claimed Amount") of any Damages incurred by the Indemnified Party, (ii) a statement that the Indemnified Party is entitled to indemnification under this
Article VI and a reasonable explanation of the basis therefor, and (iii) a demand for payment in the amount of such Damages. Within thirty (30) days after delivery of a Claim Notice, the Indemnifying Party shall deliver to the Indemnified Party a written response in which the Indemnifying Party shall: (I) agree that the Indemnified Party is entitled to receive all of the Claimed Amount (in which case such response shall be accompanied by a payment by the Indemnifying Party to the Indemnified Party of the Claimed Amount, by check or by wire transfer), (II) agree that the Indemnified Party is entitled to receive part, but not all, of the Claimed Amount (the "Agreed Amount") (in which case such response shall be accompanied by a payment by the Indemnifying Party to the Indemnified Party of the Agreed Amount, by check or by wire transfer), or (III) contest that the Indemnified Party is entitled to receive any of the Claimed Amount. If the Indemnifying Party in such response contests the payment of all or part of the Claimed Amount, the Indemnifying Party and the Indemnified Party shall use good faith efforts to resolve such dispute. If such dispute is not resolved within sixty (60) days following the delivery by the Indemnifying Party of such response, the Indemnifying Party and the Indemnified Party shall discuss in good faith the submission of the dispute to binding arbitration.

     6.5 Survival.

          (a) The representations and warranties of the Seller and the Buyer set forth in this Agreement shall survive the Closing and the consummation of the transactions contemplated hereby and continue until the first anniversary of the Closing Date, at which time they shall expire. Notwithstanding the foregoing,
(i) the representations and warranties of the Seller contained in Sections 2.1,
2.2 and 2.3 and of the Buyer contained in Sections 3.1 and 3.2 shall survive the Closing and the consummation of the transactions contemplated hereby without limitation, (ii) the representations and warranties of the Seller contained in Sections 2.9 and 2.16 survive until thirty (30) days after the expiration of the applicable statute of limitations (with extensions), and (iii) the representations and warranties of the Seller contained in Section 2.15 shall survive until the third anniversary of the Closing.

          (b) If an indemnification claim is properly asserted in writing pursuant to Section 6.4 prior to the expiration as provided in Section 6.5(a) of the representation or warranty that is the basis for such claim, then such representation or warranty shall survive until, but only for the purpose of, the resolution of such claim.

     6.6 Limitations.

          (a) Notwithstanding anything to the contrary contained in this Agreement, the following limitations shall apply to indemnification claims under Sections 6.1(a) and 6.2(a) of this Agreement (but not to indemnification claims under Section 6.3 or any other subsection of Sections 6.1 or 6.2):

               (i) no individual claim (or series of related claims) for indemnification under Sections 6.1(a) or 6.2(a) shall be valid and assertable unless it is (or they are) for an amount in excess of US $10,000;

               (ii) the Seller shall be liable with respect to claims under
Section 6.1(a) for only that portion of the aggregate Damages related to such claims (excluding any claims disallowed under Section 6.6(a)(i)), considered together, which exceeds US $200,000; provided, however, that the limitation of this Section 6.6(a)(ii) shall not apply to any of the following (the "Full Indemnification Items"): (A) indemnification claims arising under or that result from any breach of the representations and warranties of the Seller contained in Sections 2.1, 2.2 and 2.3; and (B) any indemnification claims under any subsection of Sections 6.1 or 6.3 other than Section 6.1(a); and

               (iii) the aggregate liability of the Seller for all Damages under this Article VI (excluding Section 6.3) shall not exceed an amount equal to US $2,000,000; provided, however, that the limitation of this Section 6.6(a)(iii) shall not apply to any Full Indemnification Items.

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

          (b) In no event shall any Indemnifying Party be responsible and liable for any Damages or other amounts under this Article VI that are consequential, in the nature of lost profits, special or punitive or otherwise not actual damages; provided, however, that, notwithstanding the foregoing limitation, nothing herein shall prevent any Indemnified Party from indemnification for any Damages that constitute or arise from the payment of any amounts paid to a third party in connection with a claim or matter to which the Indemnified Party is entitled to indemnification hereunder, and other out of pocket costs incurred by the Indemnified Party in connection therewith. Each Party shall (and shall cause its Affiliates to) use reasonable commercial efforts to pursue all legal rights and remedies available in order to minimize the Damages for which indemnification is provided to it under this Article VI.

          (c) The amount of Damages recoverable by an Indemnified Party under this Article VI with respect to an indemnity claim shall be reduced by (i) the amount of any payment received by such Indemnified Party (or an Affiliate thereof), with respect to the Damages to which such indemnity claim relates, from an insurance carrier, net of any retroactive premium increase payable by such Indemnified Party (or an Affiliate thereof) as a result of such insurance payment, and (ii) the amount of any Tax Benefit realized by such Indemnified Party (or an Affiliate thereof) which is attributable to the Damages to which such indemnity claim relates (net of any increased Tax liability which may result from the receipt of the indemnity payment relating to such Damages). An Indemnified Party shall use reasonable commercial efforts to pursue, and to cause its Affiliates to pursue, all insurance claims and Tax Benefits to which it may be entitled in connection with any Damages it incurs, and the Parties shall cooperate with each other in pursuing insurance claims with respect to any Damages or any indemnification obligations with respect to Damages. If an Indemnified Party (or an Affiliate) receives any insurance payment or realizes any Tax Benefit in connection with any claim for Damages for which it has already received an indemnification payment from the Indemnifying Party, it shall pay to the Indemnifying Party, within thirty (30) days of receiving such insurance payment or realizing such Tax Benefit (with any Tax Benefit deemed to be realized at the time the Indemnified Party (or its Affiliate) files the Tax Return reflecting such Tax Benefit), an amount equal to the excess of (A) the amount previously received by the Indemnified Party under this Article VI or under Article VII with respect to such claim plus the amount of the insurance payments received or Tax Benefits realized (net of the offsets described in the first sentence of this Section 6.6(c)), over (B) the amount of Damages with respect to such claim which the Indemnified Party has become entitled to receive under this Article VI. For purposes of this Section 6.6(c), a "Tax Benefit" to a Party means an amount by which the Tax liability of such Party is actually reduced.

          (d) Except with respect to claims for equitable relief, including specific performance, made with respect to breaches of any covenant or agreement contained in this Agreement, and except for causes of action arising from fraud, the rights of the Indemnified Parties under this Article VI and under Article VII shall be the sole and exclusive remedies of the Indemnified Parties and their respective Affiliates with respect to claims covered by Section 6.1,
Section 6.2, Section 6.3 or Article VII or otherwise relating to the transactions that are the subject of this Agreement. Without limiting the generality of the foregoing, in no event shall any Party, its successors or permitted assigns be entitled to claim or seek rescission of the transactions consummated by this Agreement.

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

     6.7 Treatment of Indemnification Payments. All indemnification payments made under this Agreement shall be treated by the Parties as an adjustment to the Purchase Price for United States tax purposes. If contrary to the intent of the Buyer and the Seller expressed in this Section 6.7, a Taxing Authority requires any payment pursuant to this Article VI to be treated in a different manner, then the Indemnifying Party shall indemnify and hold harmless the Indemnified Party on an after-tax basis by reference to any Taxes actually incurred by the Indemnified Party with respect to an indemnification payment received hereunder.

                                  ARTICLE VII
                                   TAX MATTERS

     7.1 Preparation and Filing of Tax Returns; Payment of Taxes.

          (a) Subject to Section 7.3(f), for any taxable period of the Acquired Companies that ends on or before the Closing Date, the Seller shall timely prepare, consistent with past practices and custom of the Acquired Companies (unless a contrary position is required by law), and file with the appropriate Tax Authority all required consolidated, combined or unitary Tax Returns that include any of the Acquired Companies (and shall promptly provide the Buyer with copies of all such Tax Returns insofar as such Tax Returns relate to the Acquired Companies) and shall make or cause to be made all payments required with respect to any such Tax Returns. The Seller shall not file any Tax Return relating to a Pre-Closing Tax Period without the Buyer's consent if the filing of such Tax Return may cause a net increase of the Tax liability of any of the Acquired Companies for a Post-Closing Tax Period.

          (b) The Buyer shall timely prepare and file with the appropriate Taxing Authority all other Tax Returns relating to a Pre-Closing Tax Period or Straddle Period required to be filed after the Closing Date and shall pay all Taxes due with respect to such Tax Returns. Any Tax Return prepared and filed by the Buyer for a Pre-Closing Tax Period or Straddle Period shall be prepared consistent with past practices and custom of the Acquired Companies (unless a contrary position is required by law) to the extent such Tax Returns relate to the Taxes of any of the Acquired Companies for a Pre-Closing Tax Period, and the Seller shall pay the Buyer (in accordance with the procedures set forth in Section 6.3) for any amount owed by the Seller pursuant to Section 6.3 with respect to any such Tax Returns. The Seller shall reimburse the Buyer for reasonable accountants' fees and expenses incurred in preparing those Tax Returns relating to a Pre-Closing Tax Period.

          (c) The Seller shall be responsible for filing any amended consolidated, combined or unitary Tax Returns that include any of the Acquired Companies for taxable years ending on or prior to the Closing Date that are required as a result of examination adjustments made by the U.S. Internal Revenue Service or by the applicable state, local or foreign Taxing Authorities for such taxable years as finally determined. For those jurisdictions in which separate Tax Returns are filed by the Acquired Companies, any required amended Tax Returns for taxable years ending on or prior to the Closing Date resulting from such examination adjustments, as finally determined, shall be prepared by the Buyer and a copy thereof shall be furnished to the Seller. The Seller shall not file any amended, consolidated, combined or unitary Tax Returns that include any of the Acquired Companies for a period ending on or before the

Closing Date without the Buyer's consent (which consent shall not be unreasonably withheld) if the filing of any such amended Tax Return may affect the Tax liability of any of the Acquired Companies for which the Buyer is liable.

          (d) The Buyer shall be responsible for the payment of all transfer, sales, use, stamp, conveyance, value added, recording, registration, documentary, filing and other non-income Taxes and administrative fees (including, without limitation, notary fees) of up to (euro) 5,000 in the aggregate arising in connection with the consummation of the transactions contemplated by this Agreement. The Seller shall be responsible for the payment of any amounts in excess of (euro) 5,000 and for all such Taxes and fees arising in connection with the settlement of inter-company items prior to the Closing as contemplated by Section 4.1. The Seller and the Buyer shall cooperate in preparing and filing all Tax Returns and other documentation on a timely basis as may be required with respect to the payment of such Taxes and fees.

     7.2 Allocation of Certain Taxes.

          (a) The Buyer and the Seller agree that if any of the Acquired Companies or the Seller is permitted but not required under applicable foreign, state or local Tax laws to treat the Closing Date as the last day of a taxable period, the Buyer and the Seller shall treat such day as the last day of a taxable period.

          (b) Any Taxes for a Straddle Period shall be apportioned in a manner consistent with Section 6.3(c) hereof.

     7.3 Refunds and Carrybacks.

          (a) The Seller shall be entitled to any refunds (including any interest paid thereon) or credits of Taxes attributable to any Pre-Closing Tax Period to the extent provided by law, except to the extent that such refund or credit arises as a result of a carry back of an Acquired Company loss or other tax benefit arising from a period beginning after the Closing Date as provided in Section 7.3(f).

          (b) The Buyer and/or its Affiliates, as the case may be, shall be entitled to any refunds (including any interest paid thereon) or credits of Taxes attributable to any Post-Closing Tax Period.

          (c) The amount or economic benefit of any refunds or credits of Taxes attributable to any Straddle Period shall be equitably apportioned in a manner consistent with Section 6.3(c) hereof.

          (d) The Buyer shall forward to or reimburse the Seller for any refunds (including any interest paid thereon) or credits due the Seller after receipt thereof, and the Seller shall promptly forward to the Buyer or reimburse the Buyer for any refunds (including any interest paid thereon) or credits due the Buyer after receipt thereof.

          (e) Provided that the non-requesting Party, acting in good faith, determines that there is a reasonable basis for filing a claim with the relevant Taxing Authority, each Party

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

shall, if the other Party so requests and at such other Party's expense, cause an Acquired Company to file for and obtain any refunds, credits or offsets to Taxes to which the requesting Party is entitled under this Section 7.3. The Buyer shall permit the Seller to control the prosecution of any such claim relating solely to one or more Taxable Periods ending on or before the Closing Date. Notwithstanding the foregoing, the control of the prosecution of a claim for a refund of Taxes paid pursuant to a deficiency assessed subsequent to the Closing Date as a result of an audit shall be governed by the provisions of
Section 6.3.

          (f) If an Acquired Company generates a credit or loss that is carried back to offset income for a period ending on or prior to the Closing Date and if the Seller or its Affiliates realize a reduction in Tax for such period as a result of such carryback (either in the form of a refund or an offset), the Seller shall pay to the Buyer the amount of such reduction within ten (10) days after the receipt of the refund or the offset. The Seller shall, at the request of the Buyer, cooperate in connection with the filing of any necessary Tax Returns and other documents to effect such a carryback at the Buyer's expense, and the Seller shall provide a basis for the computation of the amount paid to the Buyer pursuant to this Section 7.3(f) in reasonable detail.

     7.4 Cooperation on Tax Matters. The Buyer and the Seller and their respective Affiliates shall cooperate in the preparation of all Tax Returns for any Tax Periods for which one Party could reasonably require the assistance of the other Party in obtaining any necessary information and documents. Such cooperation shall include, but not be limited to, furnishing prior years' Tax Returns or return preparation packages to the extent related to the Acquired Companies illustrating previous reporting practices or containing historical information relevant to the preparation of such Tax Returns, and furnishing such other information within such Party's possession requested by the Party filing such Tax Returns as is relevant to their preparation. Such cooperation and information also shall include, without limitation, provision of powers of attorney for the purpose of signing Tax Returns and defending audits and promptly forwarding copies of appropriate notices and forms or other communications received from or sent to any applicable Governmental Entity responsible for the imposition or administration of Taxes ("Taxing Authority") which relate to the Acquired Companies, and providing copies of all relevant Tax Returns to the extent related to the Acquired Companies, together with accompanying schedules and related workpapers, documents relating to rulings or other determinations by any Taxing Authority and records concerning the ownership and Tax basis of property, which the requested Party may possess. The Seller and the Buyer agree (i) to retain all books and records with respect to Tax matters pertinent to any Acquired Company relating to any Tax Period beginning before the Closing Date until the applicable statute of limitations with respect to Taxes for such Acquired Company has expired and to abide by all record retention agreements entered into with any Taxing Authority; (ii) to allow the other Party and its representatives at times and dates mutually acceptable to the Parties, to inspect, review and make copies of such records as such Party may deem necessary or appropriate from time to time, such activities to be conducted during normal business hours at such Party's expense; and (iii) to give the other Party reasonable written notice prior to transferring, destroying or discarding any such books and records and, if the other Party so requests, the Seller and the Buyer, as the case may be, shall allow the other Party to take possession of such books and records. The Buyer and the Seller and their respective Affiliates shall make their respective employees and facilities reasonably available on a mutually convenient basis to explain any documents or information provided hereunder.

     7.5 Termination of Tax Sharing Agreements. All Tax sharing agreements or similar arrangements with respect to or involving the Business or the Acquired Companies (other than those exclusively between or among Acquired Companies) shall be terminated prior to the Closing Date and, after the Closing Date, the Buyer and its Affiliates shall not be bound thereby or have any liability thereunder.

                                  ARTICLE VIII
                             POST-CLOSING COVENANTS

     8.1 Access to Information; Record Retention; Cooperation.

          (a) Access to Information. Subject to compliance with contractual obligations and applicable laws and regulations regarding classified information and security clearance, following the Closing, each Party shall afford to each other Party and to such Party's authorized accountants, counsel and other designated representatives during normal business hours in a manner so as to not unreasonably interfere with the conduct of business (i) reasonable access and duplicating rights to all non-privileged records, books, contracts, instruments, documents, correspondence, computer data and other data and information (collectively, "Information") within the possession or control of such Party relating to the Business and (ii) reasonable access to the personnel of such Party. Requests may be made under this Section 8.1(a) for financial reporting and accounting matters, preparing financial statements, preparing and filing of any Tax Returns, prosecuting any claims for refund, defending any Tax claims or assessments, preparing securities law or securities exchange filings, prosecuting, defending or settling any litigation, environmental matter or insurance claim, performing obligations under this Agreement, and all other proper business purposes.

          (b) Reimbursement. A Party making Information or personnel available to another Party under Section 8.1(a) shall be entitled to receive from such other Party, upon the presentation of invoices therefor, payments for such amounts, relating to supplies, disbursements and other out-of-pocket expenses, as may reasonably be incurred in making such Information or personnel available; provided, however, that no such reimbursements shall be required for the salary or cost of fringe benefits or similar expenses pertaining to employees of the providing Party.

          (c) Retention of Records. Except as may otherwise be required by law or agreed to in writing by the Parties, each Party shall use reasonable commercial efforts to preserve, until six (6) years after the Closing Date, all Information pertaining to the Business prior to the Closing. Notwithstanding the foregoing, in lieu of retaining any specific Information, any Party may offer in writing to the other Party or Parties to deliver such Information to the other Party or Parties, and if such offer is not accepted within ninety (90) days, the offered Information may be disposed of at any time.

          (d) Confidentiality. Each Party shall hold, and shall use reasonable commercial efforts to cause their respective Affiliates, consultants and advisors to hold, in strict

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

confidence all Information concerning the other furnished to it by the other Party or Parties or their representatives pursuant to this Section 8.1 (except to the extent that such Information (i) is or becomes generally available to the public other than as a result of any action or inaction by the receiving Party,
(ii) was within the possession of the receiving Party prior to it being furnished to the receiving Party by or on behalf of the disclosing Party pursuant hereto, provided that the source of such information was not bound by a confidentiality agreement with or other contractual, legal or fiduciary obligation of confidentiality to any person or entity with respect to such information, or (iii) is or becomes available on a non-confidential basis to the receiving Party from a source other than the disclosing Party, provided that the source of such information was not bound by a confidentiality agreement with or other contractual, legal or fiduciary obligation of confidentiality to any person or entity with respect to such information), and each Party shall not release or disclose such Information to any other person, except its auditors, attorneys, financial advisors, bankers and other consultants and advisors, unless compelled to disclose such Information by judicial or administrative process or by other requirements of law or so as not to violate the rules of any stock exchange; provided, however, that in the case of disclosure compelled by judicial or administrative process, the receiving Party shall (to the extent permitted by applicable law) notify the disclosing Party promptly of the request and the documents requested thereby so that the disclosing Party may seek an appropriate protective order or other appropriate remedy. If, in the absence of a protective order or other remedy or the receipt of a waiver hereunder, a Party is, in the written opinion of its counsel, compelled to disclose any Information to any tribunal or other entity or else stand liable for contempt or suffer other censure or penalty, such Party may so disclose the Information without liability hereunder; provided, however, that, such Party gives written notice to the other Party or Parties of the information to be disclosed (including copies of the relevant portions of the relevant documents) as far in advance of its disclosure as is practicable, uses all reasonable efforts to limit any such disclosure to the precise terms of such requirement and cooperates with the disclosing Party to obtain an appropriate protective order or other reliable assurance that confidential treatment will be accorded to such information by the tribunal or other entity.

     8.2 Director and Officer Indemnification. The Buyer shall not take, cause or permit to be taken or caused by any person any action to alter or impair any exculpatory or indemnification provisions, now existing in the Charter Documents of any Acquired Company, for the benefit of any individual who served as a director or officer of any Acquired Company at any time prior to the Closing Date, except for any changes that may be required to conform with changes in applicable law and any changes that do not affect the application of such provisions to acts or omissions of such individuals prior to the Closing Date.

     8.3 Use of Name for Transition Period.

          (a) Following the Closing, except as otherwise provided herein, the Buyer shall have no rights to use any trademarks, tradenames or logos incorporating "NMT NeuroSciences" or any contraction, abbreviation or simulation thereof (the "Retained Marks") and will not hold itself out as having any affiliations with the Seller.

          (b) Notwithstanding the provisions of Section 8.3(a), following the Closing, the Buyer and the Acquired Companies shall have the right and license, without further payment to the Seller, to:

               (i) continue the use of the Retained Marks in any sales promotional aids, literature and other printed material of the Business until the supply thereof is exhausted, provided such material clearly and prominently displays or is accompanied by the following statement or a statement of similar import, the form of which shall be approved by the Seller, which approval shall not be unreasonably withheld, delayed or conditioned: "[the Buyer's product name], formerly a product of [Prior Name]";

               (ii) continue the use of the Retained Marks on inventories (including products, labels, packaging and package inserts) existing or in production on the Closing Date until such products are sold (or may no longer legally be sold), or such supply of labels, packaging and package inserts is exhausted, provided that the products in such inventories are not modified (other than as required by law) or enhanced in any manner;

               (iii) use the Retained Marks on products, labels, packaging and package inserts manufactured, ordered or printed following the Closing until such time as the Buyer can develop new product marks, labels, packaging and package inserts that do not contain the Retained Marks, which period shall not exceed six months following the Closing; and

               (iv) disclose to its customers and potential customers that it is conducting the Business as a successor to the Seller from and after the Closing Date.

          (c) The licenses to use the Retained Marks set forth in this Section
8.3 shall not prohibit the Seller or any of its Affiliates from using the Retained Marks (or any similar name or logo) during the term of the respective license or thereafter in any manner (subject to the limitations in Section 8.5). The Buyer agrees that its use of the Retained Marks shall be consistent with the past practices of the Seller and its respective direct and indirect subsidiaries in connection with their business and operations and, with respect to such use, the Buyer shall adhere to substantially similar quality standards to which the Seller and its direct and indirect subsidiaries adhered immediately prior to the Closing.

     8.4 Use of Retained Marks in Transferred Technology; Intellectual Property Transfer.

          (a) The Seller and the Buyer will cooperate and use reasonable commercial efforts to transfer to the Buyer for inclusion in its web site, as promptly as practicable following the Closing, all text, images and other content contained in all web sites relating exclusively or primarily to the Business maintained by the Seller (or its Affiliates), which content the Seller shall remove (and cause its Affiliates to remove) as promptly as practicable following the Closing. Subject to the provisions of Section 8.3 hereof, prior to including any such text, images or other content in its web site, the Buyer shall remove all references to the Retained Marks from any such text, images or other content. The Seller (or its Affiliates) shall retain ownership of all domain names employing the name "NMT" and neither the Buyer nor any of its Affiliates shall have any right or license to any such domain name. To the extent the Business utilized any internet protocol address space allocated to the Seller, such internet protocol address

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space shall remain the property of the Seller, and no rights or licenses are granted to the Buyer with respect thereto.

          (b) Notwithstanding any provision herein to the contrary, the Seller shall prepare, file and pay all expenses related to (or, at the Buyer's request, reimburse the Buyer for the costs of Buyer preparing and filing) the assignment and transfer of all Intellectual Property related to the Business to one or more of the Acquired Companies, regardless of whether such assignments have been properly effected and/or recorded prior to the Closing, including, without limitation, all Intellectual Property identified on Appendix C to the Seller Disclosure Schedule as registered in the name of an owner other than the appropriate Acquired Company.

     8.5 Non-Competition; Non-Solicitation. The Seller hereby covenants and agrees on behalf of itself and its wholly owned subsidiaries (other than the Acquired Companies) and their respective successors and assigns (each, a "Non-Compete Party") as follows:

          (a) Non-Competition. For a period of five (5) years following the Closing Date, no Non-Compete Party shall engage, directly or indirectly, whether as a principal, agent, advisor, officer, director, employer, employee, consultant, independent contractor, distributor, partner, member or shareholder of any Person or group or otherwise in any Competing Business. For purposes of this Agreement, the term "Competing Business" shall mean any Person or group that designs, develops, manufactures, sells, markets or distributes any product, part, business, activity or service that is competitive with any product, part, business, activity or service that is designed, developed, manufactured, sold, marketed or distributed by any of the Acquired Companies or as part of the Business or the Seller's neurosurgery business as conducted immediately prior to the Closing; provided, however, that nothing herein shall prohibit Seller from continuing to conduct its aneurysm clip business in substantially the same manner as conducted prior to the date hereof.

          (b) Non-Solicitation of Customers and Suppliers. For a period of five
(5) years following the Closing Date, no Non-Compete Party shall, whether as a principal, agent, advisor, officer, director, employer, employee, consultant, independent contractor, distributor, partner, member or shareholder of any Person or group or otherwise, directly or indirectly, solicit the trade or business of, or trade, or conduct business with, any existing or prospective customer or supplier of the Business as part of or in connection with any Competing Business. With regard to each Non-Compete Party's post-termination obligations, this covenant applies to those customers and the related entities of the customers to which the Business sold its products, parts or services prior to the Closing, and those prospective customers with which the Business actively pursued sales during such period.

          (c) Non-Solicitation of Employees, Etc. For a period of five (5) years following the Closing Date, no Non-Compete Party shall, whether as a principal, agent, advisor, officer, director, employer, employee, consultant, independent contractor, distributor, partner, member or shareholder of any Person or group or otherwise, directly or indirectly, solicit for employment, hire or otherwise engage or retain any employees of the Business immediately prior to the Closing; provided, however, that nothing herein shall prohibit a Non-Compete Party from

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

making a solicitation of employment pursuant to general advertising and not specifically directed at any such employees or consultants.

          (d) Damages. Because of the difficulty of measuring economic losses to the Buyer as a result of any breach by a Non-Compete Party of the covenants in this Section 8.5, and because of the immediate and irreparable damage that could be caused to the Buyer for which it would have no other adequate remedy, each Non-Compete Party agrees that the Buyer may enforce the provisions of Section
8.5 by injunctions and restraining orders against such Non-Compete Party without the posting of a bond or other security, if such Non-Compete Party breaches any of those provisions.

          (e) Reasonable Restraint. The parties agree that the provisions of this Section 8.5 impose a reasonable restraint on a Non-Compete Party in light of the activities and business of the Non-Compete Parties and the Buyer on the date hereof.

          (f) Independent Covenant. All the covenants in this Section 8.5 are intended by each party to be, and shall be construed as, an agreement independent of any other provision in this Agreement, and the existence of any claim or cause of action of any Non-Compete Party against the Buyer, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by the Buyer of any covenant in this Section 8.5. It is specifically agreed that the periods specified in Section 8.5 (a), (b) and (c) shall be computed in the case of each Non-Compete Party by excluding from that computation any time during which that Non-Compete Party is in violation of any provision of the covenants contained therein. The covenants contained in this
Section 8.5 shall not be affected by any breach of any other provision hereof by any party hereto.

          (g) Materiality. The Non-Compete Parties hereby agree that this
Section 8.5 is a material and substantial part of the transactions contemplated hereby.

          (h) Change of Control. The provisions of this Section 8.5 shall not prohibit any Person from acquiring all or substantially all of the issued and outstanding shares of the common stock of the Seller in a bona fide change of control transaction.

     8.6 Replacement of Lease Guarantees. The Buyer shall arrange effective as of the Closing (or as soon as reasonably practicable following the Closing) for the replacement of Parent's guaranty in respect of the premises leased in Atlanta, Georgia.

     8.7 Further Assurances. At any time and from time to time after the Closing Date, as and when requested by any Party hereto and at such Party's expense, the other Party shall promptly execute and deliver, or cause to be executed and delivered, all such documents, instruments and certificates and shall take, or cause to be taken, all such further or other actions as are necessary to evidence and effectuate the transactions contemplated by this Agreement.

     8.8 Rights Against Third Parties. The Parties hereby acknowledge and agree that nothing herein shall be deemed to diminish or otherwise impair the rights of any Party against any other Person (including, without limitation, the rights of the Seller against Elekta AB (publ.) in connection with the French Tax Audit).

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

                                   ARTICLE IX
                                  MISCELLANEOUS

     9.1 Press Releases and Announcements. The Parties will consult with respect to the appropriate public disclosure to be made with respect to the transactions contemplated hereby, and will make no such disclosure without reasonable notice to the other Party prior to such disclosure, except as may be required by law or by the rules of any stock exchange.

     9.2 No Third Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any person other than the Parties and their respective successors and permitted assigns and, to the extent specified herein, their respective Affiliates.

     9.3 Action to be Taken by Affiliates. The Parties shall cause their respective Affiliates to comply with all of the obligations specified in this Agreement to be performed by such Affiliates. Prior to the Closing, each of the Acquired Companies will be deemed, for purposes of this Agreement, to be an Affiliate of the Seller and not of the Buyer. Following the Closing, each of the Acquired Companies will be deemed, for purposes of this Agreement, to be an Affiliate of the Buyer and not of the Seller.

     9.4 Entire Agreement. This Agreement (including the documents referred to herein) and the Confidentiality Agreement constitute the entire agreement between the Buyer and the Seller. This Agreement supersedes any prior agreements or understandings between the Buyer and the Seller, and any representations or statements made by or on behalf of the Seller or any of its Affiliates to the Buyer, whether written or oral, with respect to the subject matter hereof, other than the Confidential Disclosure Agreement, dated October 11, 2001, between the Buyer and the Seller (the "Confidentiality Agreement"). The Confidentiality Agreement, insofar as it covers information relating exclusively or primarily to the Business, shall terminate effective as of the Closing, but shall remain in effect insofar as it covers other information disclosed thereunder.

     9.5 Succession and Assignment. No Party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the Seller (in the case of an assignment by the Buyer) or the Buyer (in the case of an assignment by the Seller), which written approval shall not be unreasonably withheld or delayed. Notwithstanding the foregoing, this Agreement, and all rights, interests and obligations hereunder, may be assigned, without such consent, to any entity that acquires all or substantially all of a Party's business or assets. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns.

     9.6 Notices. All notices, requests, demands, claims and other communications hereunder shall be in writing and in the English language. Any notice, request, demand, claim or other communication hereunder shall be deemed duly delivered four Business Days after it is sent by registered or certified mail, return receipt requested, postage prepaid, or one Business Day after it is sent for next Business Day delivery via a reputable nationwide overnight courier service, in each case to the intended recipient as set forth below:

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

If to the Buyer:                    Copies to:
---------------                     ---------

Integra LifeSciences Corporation    Latham & Watkins
311-C Enterprise Drive              Sears Tower, Suite 5800
Plainsboro, NJ  08536               Chicago, IL 60606

Facsimile:  (609) 275-1082          Facsimile:  (312) 993-9767
Attention:   John B. Henneman III   Attention:  Michael D. Levin, Esq.

If to the Seller:                   Copies to:
----------------                    ---------

NMT Medical, Inc.                   Hale and Dorr LLP
27 Wormwood St.                     60 State Street
Boston, MA 02210                    Boston, MA  02109

Facsimile:  (617) 737-0924          Facsimile:  (617) 526-5000
Attention:  Richard E. Davis        Attention:  Michael J. LaCascia, Esq.

Any Party may give any notice, request, demand, claim, or other communication hereunder using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim or other communication shall be deemed to have been duly given unless and until it actually is received by the party for whom it is intended. Any Party may change the address to which notices, requests, demands, claims and other communications hereunder are to be delivered by giving the other Parties notice in the manner herein set forth. For purposes of this Agreement, a "Business Day" shall be any day other than (i) a Saturday or Sunday or (ii) a day on which banking institutions located in Boston, Massachusetts are permitted or required by law, executive order or governmental decree to remain closed.

     9.7 Amendments and Waivers. The Parties may mutually amend or waive any provision of this Agreement at any time. No amendment or waiver of any provision of this Agreement shall be valid unless the same shall be in writing and signed by both of the Parties. No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

     9.8 Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, the Parties agree that the body making the determination of invalidity or unenforceability shall have

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

the power to reduce the scope, duration or area of the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified.

     9.9 Expenses. Except as otherwise specifically provided to the contrary in this Agreement, each of the Parties shall bear its own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby.

     9.10 Specific Performance. Each Party acknowledges and agrees that the other Party would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each Party agrees that the other Party may be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any action instituted in any court of the United States or any state thereof having jurisdiction over the Parties and the matter.

     9.11 Governing Law. This Agreement and any disputes hereunder shall be governed by and construed in accordance with the internal laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of laws of any jurisdiction other than those of the State of Delaware.

     9.12 Submission to Jurisdiction. Each Party (a) submits to the exclusive jurisdiction of any state or federal court sitting in the State of Delaware in any action or proceeding arising out of or relating to this Agreement, (b) agrees that all claims in respect of such action or proceeding may be heard and determined only in any such court, (c) waives any claim of inconvenient forum or other challenge to venue in such court, and (d) agrees not to bring any action or proceeding arising out of or relating to this Agreement in any other court. Each Party agrees to accept service of any summons, complaint or other initial pleading made in the manner provided for the giving of notices in Section 9.6. Nothing in this Section 9.12 however, shall affect the right of any Party to serve such summons, complaint or initial pleading in any other manner permitted by law.

     9.13 Construction.

          (a) The language used in this Agreement shall be deemed to be the language chosen by the Parties to express their mutual intent, and no rule of strict construction shall be applied against any Party.

          (b) Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise.

          (c) The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

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

          (d) Any reference herein to an Article, section or clause shall be deemed to refer to an Article, section or clause of this Agreement, unless the context clearly indicates otherwise.

          (e) All references to "$", "Dollars" or "US$" refer to currency of the United States of America.

     9.14 Foreign Exchange Conversions. If any amount to be paid, transferred, allocated, indemnified, reimbursed or calculated pursuant to, or in accordance with, the terms of this Agreement or any Exhibit or Schedule (including the Seller Disclosure Schedule and the Buyer Disclosure Schedule) referred to herein (including without limitation the calculation, payment or reimbursement of Damages under Article VI hereof) is originally stated or expressed in a currency other than United States Dollars, then, for the purpose of determining the amount to be so paid, transferred, allocated, indemnified, reimbursed or calculated, such amount shall be converted into United States Dollars at the exchange rate between those two currencies most recently quoted in The Wall Street Journal in New York as of the Business Day immediately prior to (or, if no such quote exists on such Business Day, on the closest Business Day prior to) the day on which the Party required to make such payment, transfer, indemnification, reimbursement or calculation first becomes obligated to do so hereunder (or, in the case of Article VI hereof, would have first become obligated to do so but for the operation of Section 6.5(b) hereof); provided, however, that nothing in this Section 9.14 shall be deemed to require any Party to make any foreign currency conversion or other similar calculation that violates or conflicts with, or otherwise causes a Party to violate, applicable law or GAAP.

     9.15 Waiver of Jury Trial. To the extent permitted by applicable law, each Party hereby irrevocably waives all rights to trial by jury in any action, proceeding or counterclaim (whether based on contract, tort or otherwise) arising out of or relating to this Agreement or the transactions contemplated hereby or the actions of any Party in the negotiation, administration, performance and enforcement of this Agreement.

     9.16 Incorporation of Exhibits and Schedules. The Exhibits and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

     9.17 Counterparts and Facsimile Signature. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. This Agreement may be executed by facsimile signature.

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     IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first above written.

                                    THE SELLER:

                                    NMT MEDICAL, INC.


                                    By: /s/ John E. Ahern
                                        ----------------------------------------
                                    Name:  John E. Ahern
                                    Title: President and Chief Executive Officer


                                    THE BUYER:

                                    INTEGRA LIFESCIENCES CORPORATION


                                    By: /s/ John B. Henneman, III
                                        ----------------------------------------
                                    Name:  John B. Henneman, III
                                    Title: Vice President and Secretary

                  [Signature page to Stock Purchase Agreement]

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